Exhibit 99.1

STANDARD INDUSTRIAL LEASE AGREEMENT
(SINGLE TENANT)

Between

GRANITE SIERRA PARK LP,
a Delaware Limited Partnership,

as Landlord,

and

LIFETIME BRANDS, INC.,
a Delaware corporation

as Tenant

Premises Location:	Sierra Business Park, 10825 Production Avenue, Fontana, California

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TABLE OF EXHIBITS

EXHIBIT “A”–        Premises

EXHIBIT “B”–         Work Letter and Construction Agreement

EXHIBIT “C”–         Form of Confirmation Notice

EXHIBIT “D”–         Description of Market

EXHIBIT “E”–         Environmental Questionnaire

EXHIBIT “F”–         Landlord’s Insurance

EXHIBIT “G”–         Recorded Documents Payments

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STANDARD INDUSTRIAL LEASE AGREEMENT – SINGLE TENANT

        THIS STANDARD INDUSTRIAL LEASE AGREEMENT (this “Lease”), dated as of the Effective Date (defined below), is made and entered into by and between GRANITE SIERRA PARK LP, a Delaware limited partnership, hereinafter referred to as “Landlord,” and LIFETIME BRANDS, INC., a Delaware corporation, hereinafter referred to as “Original Tenant.”

BASIC LEASE PROVISIONS

1	Effective Date:	June 29, 2007 (the “Effective Date”) (to be the date of execution by
Landlord and Tenant)

2	Landlord:	Granite Sierra Park LP
	Address (for notices)	c/o BlackRock Realty Advisors
4400 MacArthur Blvd., Suite 700
Newport Beach, California 92660
Attn: Larry Mohr
Telephone: (949) 623-1231
Fax: (949) 724-1895

With copies to:

PAUL HASTINGS JANOFSKY & WALKER LLP
515 South Flower Street
25th Floor
Los Angeles, CA 90071
Attn: Patrick Ramsey, Esq.
Telephone: (213) 683-6291
Fax: (213) 627-0705

Address (for Rent):
All Rent shall be sent to:

Tiarna Real Estate Services, Inc.
4199 Campus Drive, Suite G
Irvine, CA 92612
Attn: Debbie Dodds
Telephone: (949) 854-1716
Fax No.: (949) 854-7731

3	Tenant:
Address (for notices)

With a copy to:

	Lifetime Brands, Inc.	Lifetime Brands, Inc.
	1000 Stewart Avenue	1000 Stewart Avenue

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	Garden City, New York 11530	Garden City, New York 11530
	Attn: Ronald Shiftan	Attn: Legal Department
	FAX: (516) 683-6000	FAX: (516) 450-0009

and to:

Snell & Wilmer L.L.P.
600 Anton Boulevard, Suite 1400
Costa Mesa, CA 92626-7689
Attn: Steven A. McHolm
FAX: (714) 427-7799

4	Premises (§ 1.1):	The parcel of land situated in the City of Fontana, San Bernardino
County, California described on Exhibit “A”, together with all improvements thereon, including, but not limited to that certain approximately 753,170 square foot industrial warehouse building and all parking areas located thereon. Landlord and Tenant hereby stipulate that for all purposes the Premises shall be deemed to contain 753,170 rentable square feet (“RSF”)

5	Building Address (§ 1.1):	10825 Production Avenue, Fontana, California

6	Commencement Date (§ 1.2):	The Commencement Date shall occur upon the earlier of (i) Substantial
Completion of the Tenant Improvements or (ii) December 1, 2007, provided however that if Substantial Completion of the Tenant Improvements would have occurred earlier but for a Tenant Delay, then the Commencement Date shall be deemed to occur on the date Substantial Completion of the Tenant
Improvements would have happened had there been no Tenant Delay.

7	Term (§ 1.2):	One Hundred Twenty-Four (124) months.

8	Target Commencement Date:	December 1, 2007

9	Monthly Base Rent (§ 2.1):	Months	Monthly Base Rent Rate	Monthly Base Rent
		1-30	$.37 per RSF	$278,672.90
		31-60	$.3984 per RSF	$300,078.74
		61-90	$.4290 per RSF	$323,128.84
		91-120	$.4620 per mo.	$347,949.50
		121-124	$.4975 per mo.	$374,676.71

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10	First Months Base Rent (§ 2.1):	Base Rent	$278,672.90

11	Security Deposit (§ 2.3):	None.

12	Tenant's Proportionate Share (§ 2.4):	100%

13	Use of Premises (§ 3.1):	Warehousing and distribution of consumer products with general and administrative office uses and other uses reasonably incidental thereto.

14	Intentionally Omitted:

15	Tenant's Liability Insurance Amount (§ 12.3.1):	CGL Policy - $5,000,000 per occurrence $7,000,000 aggregate

Automobile Policy - $5,000,000 per occurrence $7,000,000 aggregate

16	Broker(s) (§ 22.24):	Landlord's:	Cushman & Wakefield, representing Landlord
		Tenant's:	CB Richard Ellis, representing Tenant

17	Tenant Improvement Allowance:	$2,636,095.00

        This Lease shall consist of the foregoing Items of the Basic Lease Provisions, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through 24 which follow) and Exhibits “A” through “G”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

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STANDARD LEASE PROVISIONS

1.	PREMISES AND TERM.

                1.1           Lease and Premises. Landlord leases to Tenant (defined below), and Tenant hires from Landlord, certain premises (the “Premises”) described in Item 4 of the Basic Lease Provisions, including, without limitation, the industrial warehouse building (the “Building”) located at the address described in Item 5 of the Basic Lease Provisions, all as more particularly shown on Exhibit “A” attached hereto. Landlord and Tenant hereby agree that the RSF of the Premises set forth in Item 4 of the Basic Lease Provisions shall be conclusive and binding on the parties. As used herein, “Tenant” shall mean Original Tenant and any assignee of all of Original Tenant’s right title and interest under this Lease.

                1.2            Term.

                                                (a)       The term of this Lease shall commence on the “Commencement Date” specified in or established pursuant to Item 6 of the Basic Lease Provisions, and except as otherwise provided herein, shall continue in full force and effect through the number of months provided in Item 7 of the Basic Lease Provisions (the “Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Term shall consist of the remainder of the calendar month in which the Commencement Date occurs, plus said number of full calendar months. As used herein, “Term” shall refer to the initial term (“Initial Term”) described in Item 7 of the Basic Lease Provisions and provided each of the Extension Options (defined below) is duly exercised, and each applicable Option Term (defined below) commences, the Option Term(s), if any.

                                                (b)       Landlord shall endeavor to deliver possession of the Premises to Tenant in the “Delivery Condition” required under the Work Letter (defined below) (the “Delivery Condition”) prior to or on the Target Commencement Date specified in Item 8 of the Basic Lease Provisions; provided, however, that in the event that such delivery is delayed or the Commencement Date otherwise does not occur on the Target Commencement Date, this Lease shall not be void or voidable (or terminable by Tenant), the Term of this Lease shall not be extended, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay or from the failure of the delivery of possession of the Premises to occur on any particular date.

                1.3            Condition of the Premises; Commencement Date.

                                 1.3.1       Premises Leased in an As Is Condition. Tenant acknowledges that it has inspected the Premises and accepts the same in their present “AS-IS” condition as suitable for the purpose for which the Premises are leased, subject to (i) any express terms of this Lease to the contrary; (ii) Landlord’s obligation to provide to Tenant the Tenant Improvements in accordance with and as defined in the Work Letter attached hereto as Exhibit “B” and incorporated herein (the “Work Letter”); and (iii) Paragraph 5 of this Lease. Without limiting the foregoing, Landlord shall have no duty or obligation to improve, or pay for any improvement for, the Premises or any portion thereof except as expressly provided in this Lease or the Work Letter. Landlord shall, on the Premises Delivery Date (defined in the Work Letter) (i) deliver the Premises to the Contractor (defined in the Work Letter) with the warehouse floor of the Building in broom clean condition and free of debris, and (ii) cause the operating systems (if and to the extent in existence on the Effective Date), including the plumbing, fire sprinkler, electrical, lighting, HVAC Systems (defined in Paragraph 6.2), and loading doors located in the Building (the “Building Operating Systems”) to be in good working order. Tenant further acknowledges that except as provided otherwise in this Lease or the Work Letter (i) no representations or promises were made by Landlord or any agent of Landlord to repair, alter, remodel or improve the Premises, and (ii) Tenant accepts the Premises without warranty of any kind.

                                 1.3.2       Delivery of Possession on the Commencement Date. Landlord shall tender delivery to Tenant of the Premises in the Delivery Condition required under the Work Letter on the Commencement Date. At any time during the Term, Landlord may deliver to Tenant a notice in the form of Exhibit “C” attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within twenty (20) days of receipt thereof; provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord with said twenty (20) day period.

                1.4            Early Entry into Premises. On the condition that, (a) this Lease shall have been fully executed; and (b) Tenant shall have (i) paid to Landlord (in the form of cash by wire transfer or a cashiers check) the first month’s payment of Rent in the amount specified in Item 10 of the Basic Lease Provisions, and (ii) provided to Landlord proof (in a form that is satisfactory to Landlord in Landlord’s good faith discretion) that Tenant is carrying all of the insurance that Tenant is required to carry under the Lease (including, without limitation, under Paragraphs 7(d) and 12.3, below and Paragraph 8 of the Work Letter); (collectively, the “Early Occupancy Conditions”), Tenant may enter into the Premises for the sole purpose of performing Tenant’s Early Work (as defined in the Work Letter.) In entering the Premises and performing the Tenant’s Early Work, Tenant shall not interfere with Landlord’s contractors performing the Tenant Work (defined in the Work Letter) at the Premises during the Early Occupancy Period. Such early entry by Tenant will not advance the Commencement Date. During the period (the “Early Occupancy Period”) commencing on the date (the “Early Occupancy Date”) on which Tenant first enters and occupies the Premises under this Paragraph 1.4 and continuing through the Commencement Date, all of the provisions of this Lease shall apply to Tenant (including, without limitation, Tenant’s obligations to the indemnify Landlord in accordance with Paragraph 12.1 and Tenant’s obligations to carry insurance in accordance with Paragraphs 7(d) and 12.3 of this Lease and under Paragraph 8 of the Work Letter); provided, however, that Tenant shall have no obligations to pay Base Rent (defined in Paragraph 2.1, below) under Paragraph 2.1, below, or any Additional Rent (defined in Paragraph 2.4, below) under Paragraph 2.4, below during or with respect to such Early Occupancy Period. If Tenant is granted early entry to and occupies the Premises during the Early Occupancy Period, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees (collectively, “Tenant’s Parties”) except for damage to the extent resulting from the gross negligence of Landlord or any of the Landlord Parties (but only to the extent such damage is not coverable under a customary course of construction policy carried by Tenant covering Tenant’s Early Work). Landlord shall have the right to post appropriate notices of non-responsibility in the Premises.

                1.5            Extension Option.

                                 1.5.1       Grant; Exercise. Landlord hereby grants to Original Tenant and to any Successor (defined below) of Original Tenant and to any assignee of Original Tenant or any Successor to whom Landlord has granted its consent under Paragraph 14 (“Consent Assignee”) (each a “Qualified Tenant”) two (2) options to extend the Term (the “Extension Option”) with respect to the entire Premises for a period of five (5) years in each case (each such five (5) year period is referred to herein as an “Option Term”). Each Extension Option shall be exercised, if at all, only by the delivery to Landlord by a Qualified Tenant of written notice thereof (the “Option Exercise Notice”) not more than twelve (12) months nor less than nine (9) months prior to the then scheduled expiration date of the Term, which Option Exercise Notice shall reference this Paragraph 1.5, and state that Tenant is electing to exercise the Extension Option in question. Subject to the provisions of this Lease, upon the exercise of an Extension Option, the Term, as it applies to the Premises, shall be extended for a period of five (5) calendar years (sixty (60) calendar months). As used herein, “Successor” means any person or entity of reasonable financial standing which acquires in good faith in a single transaction or in a series of related transactions (by merger, consolidation, transfer of assets or otherwise) this Lease and all or substantially all of the other property and assets of Tenant, and assumes by written instrument all of Tenant’s liabilities hereunder.

                                 1.5.2       Option Base Rent. The monthly Base Rent (the “Option Base Rent”) payable by Tenant during the Option Term (if any) shall be equal to the greater of (a) the Month’s Base Rent then in effect during the month immediately preceding the date on which the Initial Term shall expire, and (b) the product of (i) the number of RSF contained within the Premises (753,170), (ii) the FMRR (defined in Paragraph 1.5.3, below) per RSF for the Premises as of the first day (the “Adjustment Date”) of the Option Term, as determined in accordance with this Paragraph 1.5 and (iii) 0.97 (i.e., 97%) (the “Applicable Percentage”) (provided, however, if the Qualifying Tenant exercising the Extension Option in question is not Original Tenant or a Successor thereof, the Applicable Percentage shall be 100 (100%).

                                 1.5.3       Definition of FMRR. The “FMRR” of the Premises for an Option Term shall be the prevailing monthly fair market rental rate per RSF for leases of space that are comparable in size and quality to the Premises then being offered and accepted for lease in the Comparable Buildings (defined below) in current arms-length, nonrenewal, nonequity, transactions for a nonrenewal term comparable to the Option Term, which monthly rent per RSF shall take into account and make adjustment for the existence, timing and amount of any increases in rent following term commencement in the comparison transactions, and shall take into consideration and make adjustment for all other material differences in all terms, conditions or factors applicable to the transaction in question hereunder or applicable to one or more of the comparison transactions used to determine the FMRR which a sophisticated tenant or sophisticated landlord would reasonably believe would have a material impact on a “fair market rental” determination; provided, however, that the presence, amount or absence of brokerage commissions in either the subject transaction or the comparison transactions shall be disregarded. As used herein, “Comparable Buildings” shall mean comparable commercial/industrial buildings (with comparable access to freeways and other transportation facilities) in the “Inland Empire West” Market (the “Market”) shown on Exhibit “D” attached hereto) at the time of the determination of the FMRR by Landlord.

                                 1.5.4       Procedure for Determining the FMRR. For purposes of determining the FMRR, the following procedure shall apply:

                                                (a)      If Tenant has timely given the Option Exercise Notice with respect to the Extension Option, Landlord shall within thirty (30) days thereafter deliver to Tenant a written notice of Landlord’s determination of what the FMRR would be during the Option Term (“Landlord’s Option Rent Notice”). Within ten (10) business days after Tenant’s receipt of Landlord’s Option Rent Notice, Tenant shall give Landlord a written notice (“Tenant’s Option Response Notice”) electing either (i) to accept the FMRR set forth in Landlord’s Option Rent Notice, in which case the FMRR shall be the FMRR set forth in Landlord’s Option Rent Notice, or (ii) to not accept Landlord’s determination of the FMRR, in which case Landlord and Tenant shall meet no less than two (2) times (unless such dispute is settled after the first meeting), at a mutually agreeable time and place and endeavor in good faith to agree upon the FMRR on or before the date that is twenty (20) business days after Landlord’s receipt of Tenant’s Option Response Notice (the “Outside Agreement Date”). If Landlord and Tenant are unable to agree upon the FMRR by the Outside Agreement Date, then the FMRR shall be determined by arbitration pursuant to Paragraph 1.5.4(b), below. If Tenant fails to deliver Tenant’s Option Response Notice within the ten (10) business day period following its receipt of Landlord’s Option Rent Notice, Tenant shall conclusively be deemed to have accepted Landlord’s determination of the FMRR as set forth in Landlord’s Option Rent Notice.

                                                (b)       If Landlord and Tenant shall fail to agree upon the FMRR by the Outside Agreement Date, then, within twenty (20) business days thereafter, Tenant shall submit to Landlord Tenant’s determination of the FMRR and such determination, along with Landlord’s last written offer with respect to FMRR shall be submitted to arbitration (as Tenant’s and Landlord’s “Submitted FMRR”, respectively) in accordance with the following:

                                                            (i)       Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of major (in excess of 400,000 RSF) industrial warehouse properties in the Market. The determination of the arbitrators shall be limited solely to the issue as to whether Landlord’s or Tenant’s Submitted FMRR is the closest to the actual FMRR, as determined by the arbitrators, taking into account the requirements of this Paragraph 1.5. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by the other shall solely render a decision as to the FMRR, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

                                                            (ii)       The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of major industrial warehouse properties in the Market. If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then either party may petition the presiding judge for San Bernardino County, California to appoint a neutral arbitrator. Subject to the criteria set forth in this Section 1.5.4, or if he or she refuses to act, then either party may petition any judge having jurisdiction over the parties to appoint such arbitrator, but subject to the instructions set forth in this Paragraph 1.5.4.

                                                            (iii)       The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s Submitted FMRR and shall notify Landlord and Tenant thereof.

                                                            (iv)       The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant, shall be in writing and shall be non appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease.

                                                            (v)       Each party shall pay the cost of the arbitrator selected by such party plus one-half of any other costs incurred in the arbitration, including the cost of the third arbitrator.

                                 1.5.5       Lease Terms for Option Term. If Tenant duly exercises the Extension Option in accordance with this Paragraph 1.5, Landlord and Tenant shall execute an amendment reflecting the terms and conditions set forth in this Paragraph 1.5, including, without limitation, that except as otherwise provided in this Paragraph 1.5, the Term shall be extended on the same terms and conditions as applicable immediately preceding the commencement of the applicable Option Term; provided, however, that the free rent (rent abatement) and tenant improvement allowance provisions applicable to the Initial Term shall not be applicable to any Option Term and there shall be only two (2) Option Terms in total.

                                 1.5.6       Conditions to Exercise of Extension Option. The rights contained in this Paragraph 1.5, (a) shall be personal to the Original Tenant, any Successor of the Original Tenant,

and any assignee of Tenant’s entire Lease to whom Landlord has granted its consent pursuant to Paragraph 14 (a “Consent Transferee”) and may not be exercised by any other Transferee (defined in Paragraph 14.1, below) of Tenant’s interest (or any portion thereof) in this Lease and (b) may only be exercised with respect to the entire Premises leased by Tenant at the time Tenant delivers its Option Exercise Notice. Notwithstanding anything in this Lease to the contrary, at the election of Landlord, any attempted exercise by Tenant of the Extension Option shall be invalid, ineffective, and of no force or effect if, on the date of such attempted exercise of the Extension Option or on the date on which the Option Term is scheduled to commence: (i) there is an uncured Event of Default (defined in Paragraph 18) by Tenant under this Lease (which has not been waived in writing by Landlord) or (ii) there shall exist Transfers (defined below), other than Permitted Transfers (defined below), and any assignment of the Lease to a Consent Assignee, pursuant to which in excess of fifty percent (50%) of the RSF of the Premises shall have been Transferred to any Transferees (other than to a Successor or a Consent Assignee). If Tenant does not timely deliver an Option Exercise Notice with respect to the Extension Option pursuant to the provisions of this Paragraph 1.5 within the applicable time period, time being of the essence, then at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished the Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable Expiration Date shall terminate and shall be of no further force or effect.

2.	RENT AND SECURITY DEPOSIT.

                 Rent (as defined below) shall accrue hereunder from the Commencement Date set forth in Item 8 of the Basic Lease Provisions. The Base Rent (defined below) plus the Additional Rent (defined below) together with any other sums payable by Tenant under this Lease shall collectively constitute the “Rent.”

                2.1            Base Rent. As consideration for the leasing of the Premises, Tenant shall pay to Landlord as base rent the amounts per month provided in Item 9 of the Basic Lease Provisions, (“Base Rent”). The first full calendar month’s Base Rent shall be due and payable upon execution of this Lease and thereafter, a monthly installment of Base Rent, in the amount specified in Item 9 of the Basic Lease Provisions, subject to the adjustments described herein, shall be due and payable without demand and without offset or deduction (except as expressly provided to the contrary in this Lease) on or before the first day of each calendar month during the Term following the Commencement Date. Base Rent for any fractional calendar month at the commencement or end of the Term shall be prorated on a daily basis based on a thirty (30) day month and Base Rent for any fractional calendar month at the commencement of the Term shall be due and payable on the Commencement Date. Notwithstanding anything herein to the contrary and provided that an Event of Default has not occurred under this Lease and remains uncured, Tenant’s obligation to pay Base Rent for the second, third, fourth and fifth months of the Initial Term shall be abated.

                2.2            Intentionally Omitted.

                2.3            Security Deposit. (Intentionally omitted)

                2.4            Additional Rent.

                                 2.4.1       Definition. In addition to the Base Rent set forth in Paragraph 2.1, Tenant agrees to pay Tenant’s Proportionate Share (defined in Section 2.4.2, below) of (a) Taxes, as defined in and payable by Landlord pursuant to Paragraph 4.1 below and (b) Operating Expenses, as defined in and incurred pursuant to Paragraph 2.4.3 below (collectively, “Additional Rent”).

                                 2.4.2       Tenant’s Proportionate Share. “Tenant’s Proportionate Share,” as used in this Lease, shall mean one hundred percent (100%).

                                 2.4.3       Operating Expenses. “Operating Expenses” shall mean any amounts paid or incurred by Landlord with respect to:

                                                (a)       Premiums for property, casualty, liability, rent interruption, earthquake, terrorism, flood or other types of insurance carried by Landlord (whether carried on a portfolio or individual building basis) from time to time pursuant to Paragraph 12.2 below, and any deductibles thereunder actually paid by Landlord with respect thereto; provided, however that (i) the initial insurance to be carried by Landlord shall generally be consistent with Exhibit “F” attached hereto, and (ii) in the event any such insurance is maintained on a portfolio or blanket basis, the cost amounts with respect thereto to be allocated to the Premises shall be equitably determined by Landlord in accordance with Institutional Owner Practices (defined below).

                                                (b)       Attorneys’, accountants’ and consultants’ fees and expenses in connection with the management, operation, administration, maintenance, restoration and repair of the Premises (but taking into account Landlord’s limited obligations to operate, maintain and repair the Premises hereunder), including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof, or the costs of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses. [under review]

                                                (c)       A management fee payable to Landlord equal to one and one-half percent (1.5%) of the Rent and Additional Rent payable by Tenant hereunder from time to time.

                                                (d)       Payments under any declarations, covenants, conditions and restrictions or instruments pertaining to the Premises or any easement, license or operating agreement or similar instrument which affects the Premises (and any of the same pertaining to the sharing of costs by the owner of the Premises), including, but not limited to the CC&R’s (“Recorded Document Payments”). The current annual payments for Recorded Document Payments are shown on Exhibit “G” attached hereto.

                                 2.4.4       Monthly Payments. Tenant shall be liable for and pay before delinquency all Additional Rent to Landlord each month within thirty (30) days after receipt of a statement from Landlord detailing the Additional Rent payable for the prior month.

                                 2.4.5       Tenant’s Audit Rights. Provided that no Event of Default by Tenant is then outstanding, Tenant shall have the right, once each calendar year, to cause Tenant’s Accountant to reasonably review Landlord’s records (“Expense Records”) reasonably relevant to any portion of an Actual Statement of annual Operating Expenses delivered by Landlord in accordance with the following procedure:

                                                (a)       If Tenant shall desire to review any portion of the Expense Records with respect to an expense year covered by a Landlord’s Actual Statement, Tenant shall, within thirty-six (36) months after any such Landlord’s Actual Statement is delivered to Tenant, deliver a written notice (a “Dispute Notice”) to Landlord stating that Tenant is electing to conduct a review of Landlord’s Actual Statement and the Expense Records relating thereto (and as a condition of commencement of any review of Landlord’s Expense Records, Landlord may require Tenant’s Accountant (defined below) to execute and deliver to Landlord, a commercially reasonable confidentiality agreement (“Landlord’s Confidentiality Agreement”) (and Tenant acknowledges and agrees that no Landlord’s Confidentiality Agreement shall fail to be commercially reasonable because such Landlord’s Confidentiality Agreement prohibits Tenant’s Accountant from disclosing the contents of and/or the results of its review of Landlord’s Expense Records to persons other than Tenant’s employees, officers and attorneys and other persons who actually need to receive such information in connection with Tenant’s exercise of its rights hereunder). As a condition of its right to deliver a Dispute Notice for a particular Landlord’s Actual Statement, Tenant shall simultaneously pay to Landlord all amounts remaining due from Tenant to Landlord as specified in the Landlord’s Actual Statement. Except as expressly set forth in this Paragraph 2.4.5, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Additional Rent pending the completion of and regardless of the results of any review of Expense Records under this Paragraph 2.4.5). The right of Tenant to review the Expense Records covered by, and dispute particular amounts billed under, a Landlord’s Actual Statement may only be exercised once for each expense year covered by any Landlord’s Actual Statement, and if Tenant fails to deliver a Dispute Notice within the thirty-six (36) month period described above (or fails to commence a review of the applicable Expense Records promptly following delivery of any such Dispute Notice) or fails to meet any of the other above conditions of exercise of such rights set forth in this Paragraph 2.4.5, each and all of Tenant’s rights (under this Paragraph 2.4.5 or otherwise) to review the Expense Records for the expense year covered by such Landlord’s Actual Statement, to dispute any amount billed to Tenant pursuant to (or otherwise described in) such Landlord’s Actual Statement, or to otherwise make any claim with respect to the calculation of Operating Expenses or Taxes shall automatically be deemed waived by Tenant.

                                                (b)      Tenant acknowledges that Landlord maintains its Expense Records for the Project at Landlord’s manager’s corporate offices (which shall be maintained in California) and Tenant agrees that any review of Expense Records under this Paragraph 2.4.5 shall be at the sole expense of Tenant and shall be conducted by in house accountants of Tenant or if not by an in house accountant, an independent certified public accountants of national or regional standing selected by Tenant (“Tenant’s Accountant”), who shall not be compensated on a contingency fee or any similar basis relating to the results of such review. Tenant acknowledges and agrees that any Expense Records of Landlord reviewed under this Paragraph 2.4.5 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant’s Accountant, to anyone other than the Tenant’s Accountant performing the review, Tenant’s attorneys, consultants and subtenants, and the principals of Tenant who receive the results of the review (and as a condition of commencement of any review of Landlord’s Expense Records, Landlord may require Tenant’s Accountant to execute and deliver to Landlord, Landlord’s Confidentiality Agreement), except as required by Applicable Laws.

                                                (c)      If Landlord disagrees with Tenant’s contention that an error exists with respect to Landlord’s Actual Statement (and the Operating Expenses and/or Taxes described therein) in dispute, Landlord shall have the right to cause another review of that portion of Landlord’s Statement (and the Operating Expenses and Taxes stated therein) to be made by a firm of independent certified public accountants of national standing selected by Landlord (“Landlord’s Accountant”). In connection therewith, Landlord’s Accountant and Tenant’s Accountants shall consult one another in good faith to resolve any differences in their respective findings. In the event following such consultation, Landlord and Tenant shall continue to not agree as to any material issue, either party may submit all such disputes to binding arbitration under Paragraph 25. In the event that it is determined in any such arbitration that total Operating Expenses for the period covered by the Landlord’s Actual Statement in question have been overstated by more than three percent (3%), then Landlord shall reimburse Tenant for the reasonable cost (or if an in house accountant, the reasonable value) of Tenant’s accountant and the amount of any overpayment by Tenant of estimated Operating Expenses for the period in question shall be credited against Tenant’s obligations to pay Additional Rent next coming due; in all other cases, Tenant shall be liable for (and shall reimburse Landlord on demand for) Landlord’s Accountant’s reasonable fees and expenses, and Tenant shall also bear all of Tenant’s Accountant’s fees and expenses. In the event that it is determined that total Operating Expenses for the period covered by the Landlord’s Actual Statement in question are less than the amount actually paid therefor for such period by Tenant, the amount of any such overpayment by Tenant for the period in question shall be credited against Tenant’s obligation to pay Rent next coming due (or if this Lease shall have previously expired or terminated, shall be paid in cash by Landlord to Tenant within thirty (30) days of the determination in question); in the event that it is determined that total Operating Expenses for the period in question is more than the amount paid by Tenant for such period, Tenant shall promptly (within thirty (30) days of such determination) pay the amount of the underpayment to Landlord.

                2.5            Late Payments. Tenant acknowledges that late payment by Tenant of any sum owed to Landlord under this Lease (including, but not limited to any amount due as Rent hereunder) will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, time spent addressing the issue with Tenant, and late charges that may be imposed on Landlord by the terms of any obligation or note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Tenant is not received by Landlord within five (5) days of the date due (a “Payment Default”), Tenant shall pay to Landlord an additional sum equal to three percent (3%) of the overdue rent or other payment as a late charge; provided, however, that with respect to the first (and only the first) Payment Default occurring during each calendar year during the Term, no late charge shall be due if Tenant shall pay the amount delinquent in full within three (3) business days of receipt of written notice from Landlord of the existence of the Payment Default in question. Late charges shall be deemed Rent and shall be paid by Tenant to Landlord within thirty days (30) of demand. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of a late payment by Tenant. Acceptance of any late payment charge shall not constitute a waiver of Tenant’s default with respect to the overdue payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity, including, but not limited to, the interest charge imposed pursuant to Paragraph 22.2.

3.	USE.

                3.1            Use of Premises.

                                 3.1.1       General. Subject to any additional uses or limitations on use contained in Item 13 of the Basic Lease Provisions, and subject to the provisions of this Paragraph 3, the Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail sales) products, materials and merchandise made and/or distributed by Tenant, and for office uses and other lawful purposes as may be directly and reasonably incidental thereto (the “Agreed Use”), and for no other use or purpose. Except for the parking of trucks and other vehicles in the designated parking areas in the parking lots located on the Premises, Tenant shall not store any equipment, products or merchandise outside of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant acknowledges and agrees that Landlord has not made any representations or warranties with respect to the suitability of the Premises for Tenant’s uses. Tenant and Tenant’s Parties shall at all times comply with all commercially reasonable rules and regulations regarding use of the Premises as Landlord may establish from time to time.

                                 3.1.2       Compliance With Laws. Tenant shall be responsible for and shall at its own cost and expense obtain any and all licenses and permits necessary to permit the Agreed Use of the Premises. Except as expressly provided otherwise in the Work Letter, Tenant shall comply with all laws (including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”)), ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including without limitation any certificate of occupancy) now or in the future applicable to the Premises (collectively, “Applicable Laws”) applicable to the Building, Tenant’s Alterations (defined

below)     or use of the Premises. Except as expressly provided otherwise in the Work Letter, but without limiting the generality of the foregoing, and subject to Paragraph 7, below, Tenant shall, at its sole cost and expense, install and construct all physical improvements to or needed to serve the Premises, including, but not limited to, special plumbing, railings, ramps and other improvements for use by the handicapped, that are (i) required by any Applicable Law enacted or becoming effective after the Commencement Date or (ii) made necessary by the nature of Tenant’s use of the Premises. Tenant shall not place a load upon the floor of the Premises which exceeds the load per square foot which such floor was designed to carry and/or which is allowed by law. Tenant shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, on, at, about or upon, or connected with, the Premises, all at Tenant’s sole cost and expense (unless and to the extent such nuisance is caused by Landlord). Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would unreasonably disturb or endanger any other persons.

                                 3.1.3       Violations of Insurance. Tenant shall not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the state insurance authority to disallow any sprinkler credits.

                3.2            Hazardous Materials.

                                 3.2.1       General. Except for the incidental use of certain commonly used products in customary amounts for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices, landscaping, parking areas and other improvements on the Premises, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below) (“Permitted Hazardous Materials”) delivered to Landlord by Tenant in connection with the execution of this Lease, and Tenant’s use of Permitted Hazardous Materials shall at all times fully comply with all Environmental Laws (defined below). Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store, generate, treat, release, remediate, discharge, dispose of, handle, manufacture, or transport any Hazardous Materials (as defined below) in, on, at, under, about, to or from the Premises (the foregoing activities are sometimes referred to herein, collectively, as “Hazardous Materials Activities”). Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit “E”, which is incorporated herein by this reference, and in the event that Tenant’s desired Hazardous Materials Activities shall change (or if Tenant shall desire to change Tenant’s operations at, or use of, the Premises in a manner which would render Tenant’s submitted Environmental Questionnaire inaccurate), Tenant shall submit to Landlord a revised Environmental Questionnaire not less than thirty (30) days prior to effecting such change in Hazardous Materials Activities, (or such change in operations or use). If Tenant’s Environmental Questionnaire indicates that Tenant will be utilizing Hazardous Materials, in addition to all other rights and remedies Landlord may have under this Lease, Landlord may require Tenant to execute an amendment to this Lease relating to (and addressing the potential problems and risks associated with) such Hazardous Materials use, and if Tenant shall fail to execute any such amendment within ten (10) business days of Landlord’s delivery thereof to Tenant, and such failure shall continue for five (5) business days following delivery to Tenant of written notice of such failure, such failure by Tenant shall constitute an Event of Default (a “Hazmat Amendment Event of Default”) hereunder by Tenant. Notwithstanding any provision of this Lease to the contrary, Tenant shall not, without Landlord’s prior written consent in Landlord’s sole and absolute discretion, cause or permit any Hazardous Material (except for Permitted Hazardous Materials) to be brought upon, placed, stored, or used on, in, at, under or about the Premises by Tenant or Tenant’s Parties, and shall not permit any Hazardous Materials to be manufactured, generated, blended, handled, recycled, disposed of, or released on, in, at, under or about the Premises by Tenant or by any Tenant’s Party. Tenant shall not excavate, disturb or conduct any testing of any soils in, on, under or about the Premises without obtaining Landlord’s prior written consent (in Landlord’s sole and absolute discretion), and any investigation or remediation with respect to Hazardous Materials in, on, under or about the Premises shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord. Tenant shall keep, operate and maintain the Premises in full compliance with all Environmental Laws; provided, however that notwithstanding the foregoing, Tenant shall not be responsible for curing and/or remediating violations of Environmental Laws to the extent the violation in question is not the result of (i) the Hazardous Materials Activities of Tenant or any Tenant Party (defined below), (ii) the operations of Tenant or any Tenant Party or (iii) the act or omission of Tenant or any Tenant Party. As used herein, “Hazardous Material” means any chemical, substance, material, controlled substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, benzene, toluene, ethyl benzene, xylenes, waste oil, asbestos, radon, polychlorinated biphenyls (PCBs), degreasers, solvents, and any and all of those chemicals, substances, materials, controlled substances, objects, wastes or combinations thereof which are now or may become in the future listed, defined or regulated in any manner as “hazardous substances,” “hazardous wastes,” “toxic substances,” “solid wastes” or bearing similar or analogous definitions pursuant to any and all Environmental Laws. As used herein, “Environmental Laws” means any federal state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, pertaining to (i) the existence, release, threatened release, use, storage, handling, generation, remediation and/or transportation of Hazardous Materials, or (ii) health, industrial hygiene or the environmental conditions in, on, under, above or about the Premises, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

                                                (a)           Federal. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq.; Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 78401 et seq.; Toxic Substances Control Act (“TSCA”), 12 U.S.C. § 2601 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1317 et seq.; The Refuse Act of 1899, 33 U.S.C. § 407; Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 C.F.R. Part 302 and amendments thereto);

                                                (b)       California. Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code § 5220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety Code § 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code § 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code § 28740 et seq.; Air Resources Law, Cal. Health & Safety Code § 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code §§ 25500-25541; Toxic Pits Cleanup Act of 1984 (“TCPA”), Cal. Health & Safety Code §§ 25208-25208.17;

                                 3.2.2       Reporting. Tenant and any subtenant of Tenant shall submit to Landlord, within ten (10) business days following its receipt of the same (or if prepared by Tenant or any such subtenant of Tenant, within ten (10) business days following its preparation of the same), a full and complete copy of each of the following:

                                                (a)      Any written communication, demand, complaint, pleading, threat, notice or inquiry received or communicated by Tenant or any subtenant of Tenant that is received from or delivered to any governmental agency, any adjacent landowner, or any other third party relating in any way to: (i) any Hazardous Material Activities or any federal, state, local or other governmental or quasi-governmental approval with respect to the existence, release, use, storage, handling, generation, remediation or transportation of Hazardous Materials (“Hazardous Material Permit”), (ii) the actual or alleged presence and/or release of any Hazardous Materials or other adverse environmental condition in, on, under, about or adjacent to the Premises, (iii) any bodily injury or property injury or property damage suffered in connection with any Hazardous Material Activities occurring (or environmental condition located) in, on, about or under the Premises, or (iv) any actual or alleged violation of any Environmental Law relating to, or occurring in, under, on or about the Premises; and

                                                (b)      Any environmental or Hazardous Materials assessment, audit or report relating in any manner to the Premises.

                                 3.2.3       Disclosure and Warning Obligations. Tenant shall also comply with all laws, ordinances and regulations regarding warning obligations with respect to the presence or danger of Hazardous Materials or as otherwise may be required by Applicable Laws. Tenant acknowledges and agrees that it will promptly notify Landlord prior to reporting to any governmental or quasi-governmental agencies any matters relating to Hazardous Materials or Hazardous Materials Activities and Landlord shall have the right to review such reports. So long as Tenant will not be in violation of any laws requiring Tenant to make such reports, Landlord shall have the right to assume control over the making of such reports to the applicable governmental or quasi-governmental agencies. Tenant further agrees to cooperate with Landlord in complying with all Environmental Laws regarding the disclosure of the presence or danger of Hazardous Materials, including, without limitation, all notices or other requirement under California Health and Safety Code Section 25915 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq. or any successor laws. Notwithstanding the foregoing, Tenant shall, prior to delivering any notices required by this Section 5.5, to any governmental entity or agency, deliver written notice to Landlord of the same so as to afford Landlord ample opportunity to take over such obligation if Landlord so desires; provided, however that Tenant shall not be required to provide such notice or afford Landlord such opportunity to the extent (but only to the extent) delivery of such notice and/or provision of such opportunity would cause Tenant to be in direct violation of an applicable Environmental Law or judicial order.

                                 3.2.4       Landlord’s Rights. Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with the terms of this Paragraph 3.2 or any Environmental Laws or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, in, at, under, from, or about the Premises, regardless of the quantity of any such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials (collectively, “HazMat Contamination”) on or about the Premises, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord within thirty (30) days of written demand therefor; provided, however, that Tenant shall have no responsibility for such cost if the HazMat Contamination in question is not the direct or indirect result of (i) the Hazardous Materials Activities of Tenant or any Tenant Party, (ii) the operations of Tenant or any Tenant’s Party, or (iii) the act or omission of Tenant or any Tenant’s Party. If Landlord elects to enter upon the Premises and cure any such non-compliance or release, discharge, spill, improper use, storage, handling or disposal of Hazardous Materials on, in, at, under, from, or about the Premises, Tenant shall not be entitled to participate in Landlord’s activities on the Premises; provided, however, that Tenant shall not be responsible for any of the costs of any remediation effort or any other damages or injuries incurred in such a process to the extent such effort was not undertaken in good faith by Landlord.

                                 3.2.5       Default; Termination of Lease.Each of the following shall constitute an Event of Default (an “Environmental Default”) (i) if any material information provided to Landlord by Tenant in the Environmental Questionnaire, the Lease, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, (ii) if any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority; (iii) if Tenant has been required by any lender or governmental authority to take material remedial action in connection with Hazardous Materials contaminating the Premises if the contamination resulted from Tenant’s action, inaction or use of the Premises; or (iv) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials on the Premises (unless Tenant is diligently seeking compliance with such enforcement order).

                                 3.2.6       Indemnification. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend and hold Landlord, Landlord’s Advisor (defined below) and Landlord’s Managing Agent (defined below), and each of their partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, the “Indemnified Parties”) harmless from any and all Claims (defined in Section 12.1, below), including, without limitation, damages arising out of the diminution in the value of or loss of use of the Premises (or any portion thereof) and sums paid in settlement of Claims, to the extent such Claims arise during or after the Term in whole or in part as a result of or related in any manner to the presence or suspected presence of any Hazardous Materials, in, on, at, under, from or about the Premises and/or other adjacent properties due to, caused by or resulting from Tenant’s or Tenant’s Parties’ Hazardous Material Activities, operations, acts or omissions (including, without limitation, Tenant’s failure to report any spill or release to the appropriate regulatory agencies), on or about (or relating to) the Premises.

4.	TAXES.

                 4.1      Payment of Real Property Taxes. Tenant shall pay (and shall provide to Landlord and Landlord’s designated lenders written notice of such payment) not later than three (3) business days prior to the delinquency date therefor all real property taxes; current installments of any general or special assessments; license fees, commercial rental taxes, in lieu taxes, levies, charges, penalties or similar impositions imposed by any authority having the direct power to tax, and which are to be paid by or are incurred by Landlord relating to the Premises, including but not limited to, the following: (a) any tax on or measured by Rent received by Landlord from the Premises or as against Landlord’s business of leasing the Premises; (b) any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants; and (c) costs of determining, filing, contesting and appealing any such tax, assessment or charge, including accountants’, attorneys’ and consultants’ fees in connection with any appeal undertaken in good faith by Landlord consistent with Institutional Owner Practices (collectively, “Taxes”); provided, however that (i) Taxes shall not include any income, inheritance, estate or corporate (or LLC) franchise taxes of Landlord, and (ii) Tenant’s obligations under this Lease shall apply only to Taxes allocable to the Term of this Lease (and any holdover), and in the case where this Lease shall commence or terminate in the middle of a tax year, Tenant’s obligations for such tax year shall be prorated based upon a 365 day year and the number of days within the Term contained within such tax year. Taxes shall also include any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Taxes. It is hereby acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of California in June 1978 and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation, refuse removal and other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges, and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease.

                4.2            Liability for all Personal Property Taxes. Tenant shall pay (and shall provide to Landlord and Landlord’s designated lenders written notice of such payment) not later than three (3) business days prior to the delinquency date therefore all taxes levied or assessed against personal property, furniture, fixtures, Tenant Improvements and Alterations, additions or improvements placed by or for Tenant in or on the Premises (collectively, “Tenant Improvement and Personal Property Taxes”). If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same, Tenant shall pay to Landlord, within 30 days of Landlord’s demand therefor the amount paid by Landlord for the same.

5.	LANDLORD’S MAINTENANCE AND REPAIR.

                5.1            Landlord’s Obligations. Except as specifically set forth in this Lease or the Work Letter, the sole repair and maintenance obligations of Landlord under this Lease (such work to be performed by Landlord is sometimes referred to herein as “Landlord Maintenance and Repair Work”) shall be to (i) maintain in good condition, reasonable wear and tear excepted, the structural aspects of the Building, including the exterior walls, footings, structural columns, foundation and roof structure (with the term “walls” as used herein to not include windows, glass or plate glass, doors, special store fronts or office entries, unless otherwise specified by Landlord in writing) and (ii) replace and/or repair deterioration in the floor of the Building not caused by misuse or normal use or acts or omissions of Tenant or Tenant’s Parties. As used herein, “Institutional Owner Practices” shall mean the practices of the majority of the institutional owners of institutional grade commercial warehouse projects in the area where the Premises are located.

                5.2            Procedure and Liability. Tenant shall immediately give Landlord written notice of any Landlord Maintenance and Repair Work required to be performed by Landlord pursuant to Section 5.1, and within a reasonable period following receipt of such notice, Landlord shall commence to perform the same, and shall thereafter pursue such Landlord Maintenance and Repair Work to completion with reasonable diligence. If Tenant or Tenant’s Parties shall cause any damage (“Tenant Damage Costs”) necessitating any such Landlord Maintenance and Repair Work, then, (unless such damage is covered by insurance carried or required to be carried pursuant to the terms of this Lease, in which case Tenant shall be liable for any deductibles.) Tenant shall pay to Landlord the cost thereof, within 30 days of Landlord’s demand therefor. Except as otherwise specifically provided in the Work Letter or in this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon. Except as otherwise set forth in this Lease or the Work Letter, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises and all improvements hereafter erected thereon by, at the request of or for the benefit of Tenant, and, except as provided otherwise herein, Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Premises or improvements hereafter erected thereon at Landlord’s expense or to terminate this Lease or offset or abate Rent by reason of any failure of Landlord to make repairs to the Premises. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the Rent.

                5.3            Tenant’s Right to Make Repairs. In the event that Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required pursuant to Paragraph 5.1 of this Lease, and Landlord fails to commence to provide the required action within a reasonable period of time, (but which shall in no event be less thirty (30) days after Landlord’s receipt of said notice, except in the event of an emergency) given the circumstances, after the receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice (or two (2) business day notice in the event of an emergency) to Landlord specifying that Tenant is taking such required action (and if Landlord commences to provide the required action within such additional ten (10) business day (or two (2) business day, as applicable) period, Tenant shall have no rights under this Paragraph 5.3 to take such action), and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual costs of taking such action (except for Tenant Damage Costs, which shall be borne by Tenant in all cases). In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Operating Systems (as generally in place on the Effective Date) or the Building structure (“Building Structure”). Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its actual costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of such actual costs in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount of its actual costs (except for Tenant Damage Costs, which shall be borne by Tenant in all cases) set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive, then Tenant shall not be entitled to such deduction from Rent, but as Tenant’s sole remedy, Tenant may submit such dispute to arbitration in accordance with the terms of Paragraph 24, below. If Tenant prevails in the arbitration and receives an award in its favor, Tenant shall be permitted to deduct the amount of the award from the Rent next due and owing under this Lease (or if this Lease has expired or terminated (a) prior to the date of the award or (b) prior to the date on which the full amount of the award has been so offset, Landlord shall pay to Tenant, within thirty (30) days of the date of the award) either, (i) the full amount of the award or (ii) the portion of the award that has not been so offset as of the date on which the Lease expired or terminated, as applicable.

                5.4            Existing Contractor Warranties. Landlord shall use commercially reasonable efforts to identify and enforce any contractor warranties in effect as of the Effective Date which relate to the Tenant Repair and Maintenance Elements (defined below), and shall assign same to Tenant if permissible thereunder.

6.	TENANT’S MAINTENANCE AND REPAIR.

                6.1            Tenant’s Maintenance. Subject to Landlord’s obligation to perform Landlord Maintenance and Repair Work pursuant to Paragraph 5.1, and except as otherwise set forth in this Lease and the Work Letter, including Sections 3.4 and 3.6 thereof, Tenant shall, at its own cost and expense, keep and maintain all parts of the Building and the Premises in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, roof membrane (and elements of the roof which are not structural elements), windows, glass and plate glass, doors, any special store front or office entry, interior walls and finish work, floors (except as to be maintained by Landlord pursuant to Paragraph 5.1) and floor covering, the Building Operating Systems (and any extensions, additions or improvements thereto), dock boards, truck doors, dock bumpers, dock plates, fixtures, termite and pest extermination, and regular removal of trash and debris. Those portions of the Building and the improvements located on the Premises which Tenant is responsible to repair and maintain under this Paragraph 6.1 are referred to herein as the “Tenant Repair and Maintenance Elements.” Subject to Landlord’s obligations under Section 5.1, above, Tenant shall maintain, repair (including renovation, restoration, replacement, and refurbishment) and repaint the exterior walls (but not more than once during the Initial Term), overhead doors, canopies, entries, handrails, gutters, roofs (including the roof membrane, but not the structural elements of the roof) and other exposed parts of the Building as deemed necessary by Landlord to maintain reasonable safety and aesthetic standards, and Tenant shall maintain, repair (including renovation, restoration, replacement, and refurbishment) and operate the Premises, including but not limited to, mowing grass and general landscaping, maintenance of parking areas, driveways and alleys, parking lot sweeping, paving and restriping, exterior lighting, painting, pest control and window washing. If Tenant shall fail to perform any maintenance or make any repair for which Tenant is responsible within thirty (30) days following notice from Landlord requiring the same (unless the nature of the repair requires a longer period, in which case Tenant shall be granted a reasonable extension), Landlord and its agents and contractors shall have the right, but not the obligation, to enter upon the Premises and perform such maintenance or repairs, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord within 30 days of demand. In the case of emergency (where notice cannot be given), Landlord, its agents and contractors may enter upon the Premises to perform such maintenance or repairs without the necessity of prior notice to Tenant, provided prompt notice is thereafter given to Tenant. Tenant shall maintain its trash receptacles at the Premises. Repairs shall be made in accordance with all Applicable Laws.

                6.2            Maintenance/Service Contracts.

                                 6.2.1       Roof. Tenant shall, during the Term, at its sole cost and expense, purchase and keep in full force and effect a roof maintenance contract with a reputable and qualified maintenance contractor providing for regular and preventative roof maintenance and repairs (including, without limitation, to the Building’s roof membrane but not the structural elements of the roof) and roof inspections to be performed not less than once every six (6) months.

                                 6.2.2       HVAC. Tenant shall, at its sole cost and expense, purchase and keep in full force and effect a regularly scheduled preventive maintenance/service contract with a reputable and qualified maintenance contractor providing for the servicing and repair of all hot water, heating, ventilation and air conditioning systems (“HVAC Systems”) and equipment within the Premises.

                                 6.2.3      Each of the above described maintenance contractors and maintenance contracts must be reasonably approved in writing by Landlord or Landlord’s Managing Agent (defined below) in advance, and each such service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord and Landlord’s Managing Agent) within thirty (30) days following the date Tenant takes possession of the Premises. Tenant shall cause each such maintenance contractor to deliver to Landlord a copy of each and every report and invoice prepared or delivered by each such maintenance contractor.

7.	ALTERATIONS.

                7.1            Generally. Tenant shall make no alterations, additions or improvements (collectively, “Alterations”) to the Premises (including, without limitation, roof and wall penetrations) or any part thereof without obtaining the prior written consent of Landlord in each instance, which consent, subject to the provisions of this Paragraph 7, shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord may withhold its consent in its sole and absolute discretion, with respect to any Alteration that would cause a Design Problem (defined below). Landlord may impose as a condition to such consent such requirements as Landlord may in good faith (consistent with Institutional Owner Practices) deem necessary or desirable, including, without limitation that: (a) Landlord shall be furnished with working drawings for Landlord’s approval before work commences; (b) Tenant shall obtain performance and labor and material payment bonds in form and amount and issued by a company reasonably satisfactory to Landlord be furnished; (c) Landlord shall reasonably approve the contractor by whom the work is to be performed; (d) Tenant or Tenant’s contractor shall obtain adequate course of construction and general liability insurance shall be in place and naming Landlord as an additional insured under the contractor’s liability and property insurance policies; (e) Tenant shall comply with Landlord’s commercially reasonable rules and regulations (if any). If and to the extent the nature of the alterations shall be such that, in accordance with Institutional Owner Practices Landlord requires the use of independent consultants to review any matter relating to the same or otherwise requires Landlord to incur out-of-pocket expenses, Tenant shall reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord for any architectural, engineering, supervisory or legal services in connection with any Alterations, including, without limitation, Landlord’s review of the plans, specifications and budget for purposes of determining whether to consent and Landlord’s supervision of the construction of the alterations, additions or improvements. All such alterations, additions or improvements must be performed in a good and workmanlike and first-class manner in compliance with all Applicable Laws and diligently prosecuted to completion. Tenant shall deliver to Landlord, (i) prior to commencement of such work, a copy of the building permit and/or any other required governmental approvals or consents with respect thereto if any is required under Applicable Law, and, (ii) immediately upon completion of the work, a certificate of occupancy (or other customarily available governmental evidence of approval completion), if applicable. Should Tenant make any alterations without Landlord’s prior written consent, if Landlord’s consent is required hereunder, or without satisfaction of any of the conditions established by Landlord in conjunction with granting such consent, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove all or some of the alterations, additions or improvements at Tenant’s sole cost and restore the Premises to the same condition as existed prior to undertaking, constructing or installing the alterations, additions or improvements or if Tenant shall fail to do so, Landlord may cause such removal or restoration to be performed at Tenant’s expense and the cost thereof shall be Rent to be paid by Tenant to Landlord within 30 days of demand. Tenant shall notify Landlord in writing at least ten (10) business days prior to the commencement of any such work in or about the Premises, and Landlord shall have the right at any time and from time to time to post and maintain notices of non-responsibility in or about the Premises. Within ten (10) days of completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Riverside in accordance with the provisions of Section 3093 of the Civil Code of the State of California or any successor statute, if such Alteration requires a Notice of Completion to be filed, and Tenant shall deliver to Landlord, within thirty (30) days following completion of the Alterations, a reproducible copy of the “as built” drawings of the Alterations, if said Alterations required the creation of as built drawings, otherwise Tenant shall provide Landlord copies of the relevant plans marked to show such Alteration. For purposes of this Lease, a “Design Problem” shall be deemed to exist if any portion of any Alterations: (i) affects the exterior appearance of the Premises, (ii) adversely affects the Building Operating Systems, (iii) affects the Building Structure, (iv) requires Landlord to provide additional services (above and beyond those normally provided) to the Premises, (iv) could result in a higher frequency of (or more severe) injuries to persons and/or damage to property, (v) fails to comply with any Applicable Laws.

Notwithstanding anything else herein to the contrary, the following Alterations (“Permitted Alterations) shall not require Landlord’s prior written consent (i) cosmetic Alterations not requiring a building permit and (ii) nonstructural Alterations that do not exceed One Hundred Thousand Dollars ($100,000) per year, so long as such Permitted Alterations are in compliance with Applicable Law and the CC&R’s. Tenant shall provide Landlord with not less than twenty (20) days notice of its intent to undertake any Permitted Alterations described in subpart (ii) above, and shall provide Landlord with copies of any plans and permits with respect to same. Landlord reserves the right to designate any Permitted Alteration described in (ii) above as a “Removal/Restoration Item” (defined below),provided, however Landlord must make such designation within five (5) days after receipt of Tenant’s notice of its intent to undertake the Permitted Alteration

                7.2            Restoration of Alterations.

                In  the event that any Tenant Work performed under the Work Letter or any Alterations shall make changes to the Premises or the Building which Landlord determines in good faith, in accordance with Institutional Owner Practices, would adversely affect the ability of Landlord to re-market the Premises to a new tenant or tenants upon the expiration or sooner termination of this Lease, Landlord may require Tenant, at the Tenant’s sole cost and expense, to remove any such Tenant Work or Alterations and to restore the portion of the Premises and/or Building affected by the same to its condition existing immediate before installation of such Tenant Work and/or Alteration prior to the expiration or sooner termination of the Lease; provided, however, as a condition of requiring such restoration and removal of any item, portion or component of Tenant Work or Alterations (a “Removal/Restoration Item”) which shall be the subject of Landlord’s approval pursuant to this Paragraph 7.2 or the Work Letter, substantially concurrently with the granting of approval thereto by Landlord pursuant to this Paragraph 7.2 or the Work Letter, Landlord shall notify Tenant in writing that such item, portion or component is a Removal/Restoration Item.

8.	LIENS.

                Tenant shall have no authority, express or implied, to create or place (or allow to be created or placed) any lien or encumbrance of any kind or nature whatsoever upon, the interest of Landlord in the Premises (or the leasehold interest of Tenant created under this Lease) for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid the full amount of all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises, in every case, before such amounts become delinquent. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises immediately upon the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord harmless from any and all Claims arising out of or related to asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or this Lease arising from or relating any act or agreement of Tenant or any of the Tenant’s Parties (a “Tenant Lien”). Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or Tenant’s leasehold estate. In the event that Tenant fails to remove of record by payment or bond any Tenant Lien asserted or filed against the Premises within five (5) business days of receipt of written notice from Landlord of the need to do so, Landlord shall have the right, at Landlord’s option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and any late charges, shall be Rent immediately due and payable to Landlord by Tenant within thirty (30) days of delivery of a bill therefor.

9.	SIGNS.

                All signs to be placed on the exterior of the Building or anywhere in the Premises outside of the Building shall be in compliance with all Applicable Laws and all covenants, conditions and restrictions relating to the Premises, including the CC&R’s (as defined herein). All such signs shall be maintained by Tenant (at Tenant’s sole cost and expense) in a good and first class condition and in proper operating order at all times. Upon the expiration or sooner termination of this Lease, Tenant shall remove all such signs, and in connection with such removal (or upon the earlier removal or alteration of any sign for any reason), Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair, restoration, painting and/or replacement of the Building and Premises improvements to which signs are attached to its original condition. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Rent immediately due and payable by Tenant to Landlord upon delivery of a bill therefor.

10.	UTILITIES.

                Tenant shall pay for all water, gas, heat, light, telephone, sewer and sprinkler charges and for other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities (in every case, before such amounts become delinquent), and shall furnish all electric light bulbs and tubes to the Premises. Landlord shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on the Premises. Tenant shall have no right to terminate this Lease nor shall Tenant be entitled to any abatement in Rent as a result of any such interruption or failure of utility services. No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Tenant. However, if any such interruption or failure is caused by the negligence or intentional act of Landlord, or if the cause of same is within the reasonable control of Landlord and Landlord has failed or refused to correct same, in either event for a period of five (5) business days or more, then from and after such fifth business day Rent shall be abated in proportion to Tenant’s loss of use of the Premises until such interruption or failure ends.

11.	FIRE AND CASUALTY DAMAGE.

                11.1            Notice of Destruction. If the Premises are damaged or destroyed by fire, earthquake or other casualty (“Casualty”), Tenant shall give immediate written notice thereof to Landlord.

                11.2            Repair of the Premises. Subject to the provisions of this Paragraph 11, Landlord shall, within a reasonable time after the discovery by Landlord of any damage to the Premises resulting from any Casualty event, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Paragraph 11, begin to repair and restore (collectively, “Restore” or “Restoration”) the damage to the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such casualty, except for modifications required by Applicable Laws or covenants, conditions and restrictions, and modifications to the Building or the Project deemed desirable in good faith by Landlord and consistent with a first-class project; provided, however, that Landlord shall not be required to repair or replace any of the Leasehold Improvements (defined below), Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant’s business as a result of any Casualty, or Landlord’s Restoration activities hereunder, regardless of the cause therefor.

                 11.3            Landlord’s Option to Terminate. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to repair the Premises and shall have the right to terminate this Lease in any case where the Premises or a significant portion of the Building shall be materially damaged by fire or other Casualty and one or more of the following conditions is present: (a) Landlord reasonably estimates that the repair and restoration of such damage under Paragraph 11 cannot reasonably be completed (without the payment of overtime) within 200 days after the date of discovery of the Casualty (a “Long Term Restoration”); (b) the costs of such Restoration not covered by insurance proceeds available to Landlord exceeds the Landlord Contribution (defined below) and Tenant does not agree to fund the amount in excess of Landlord’s Contribution required to complete the appropriate Restoration; provided, however, that Landlord’s ability to terminate pursuant to this 11.3(b) shall only apply in the event that the Casualty is a flood event or earthquake, or (c) unless Tenant shall have exercised an option to extend the Term pursuant to this Lease, the damage is discovered during the last twelve (12) months of the Term and the required Restoration cannot, in the reasonable opinion of a contractor reasonably selected by Landlord, be completed within ninety (90) days after being commenced (a “Short Term Casualty”). Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time within one hundred twenty (120) days following Landlord’s discovery of the Casualty, and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of ninety (90) days thereafter). At any time, from time to time, after the date occurring sixty (60) days after the date of discovery of the damage in question, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect’s or contractor’s reasonable opinion of the date of completion of the Restoration, and Landlord shall respond to such request within thirty (30) business days. For purposes of this Paragraph 11, the “Landlord Contribution” shall mean two percent (2%) of the then replacement cost of the Building, as reasonably estimated by Landlord.

                11.4            Tenant Termination Rights. Notwithstanding the foregoing, in the event of a Long Term Restoration or a Short Term Casualty, Tenant may, at its option, elect to terminate this Lease upon written notice given to Landlord within ninety (90) days following discovery of such Casualty damage or destruction.

                11.5            Destruction of Improvements and Personal Property. In the event of any damage to or destruction of the Premises by Casualty, under no circumstances shall Landlord be required to repair, replace or compensate Tenant, Tenant’s Parties or any other person for the repair, restoration or replacement of (a) any and all trade fixtures, machinery and equipment, telecommunications equipment, data cabling, movable partitions, furniture and items of personal property owned by Tenant, any of the Tenant’s Parties or any other person located in, on or about the Premises (collectively, the “Tenant’s Personal Property”), or (b) any and all Alterations or Tenant Improvements (collectively, the “Leasehold Improvements”), additions or improvements installed in the Premises by Tenant, unless the loss was caused by Landlord and Tenant could not insure against same at a commercially reasonable rate, and Tenant shall promptly repair and replace (in accordance with the provisions of Paragraph 7) all such Tenant’s Personal Property and Leasehold Improvements at Tenant’s sole cost and expense.

                11.6            Other Matters. In the event that all or a portion of the Building is damaged by Casualty and rendered not useable by Tenant for the Agreed Use hereunder, the monthly Base Rent payable by Tenant hereunder shall be abated in proportion to Tenant’s loss of use for the period commencing on the date of the Casualty and continuing until Landlord completes its Restoration work and Tenant is granted a reasonable period within which to restore the damaged Leasehold Improvements (if any).

                 11.7            Exclusive Remedy. The provisions of this Paragraph 11 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises.

                 11.8            Lender Discretion. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds from insurance held by Landlord be applied to such indebtedness, then Landlord shall have the right to deliver written notice to Tenant terminating this Lease.

12.	INDEMNITY AND INSURANCE.

                12.1            Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and releases and waives all claims and causes of action against the Indemnified Parties for any damage to persons or property (including, without limitation, loss of profits and intangible property) in any way relating to Tenant’s use and occupancy of the Premises, including, without limitation, as a result of the buildings and improvements located in the Premises becoming out of repair, the leakage of gas, oil, water, steam or electricity emanating from their usual conduits. Tenant shall indemnify, protect, defend and hold the Indemnified Parties harmless from and against any and all claims, judgments, damages, liabilities, losses, sums paid in settlement of claims, costs and expenses (including, but not limited to, reasonable attorneys’ fees and litigation costs), obligations, liens and causes of action, whether threatened or actual, direct or indirect (collectively, “Claims”), which arise in any way, directly or indirectly, resulting from, in connection with or in any manner relating to, in whole or in part, Tenant’s or Tenant’s Parties’ activities in, on or about the Premises or Premises, including, without limitation, Tenant’s breach or default of any obligation of Tenant to be performed under the terms of this Lease, the conduct of Tenant’s business, the nonobservance or nonperformance of any law, ordinance or regulation or the negligence or misconduct of Tenant or Tenant’s Parties; provided, however, that Tenant’s indemnity of the Indemnified Parties pursuant to this Section 12.1 shall not in any event apply to any Claims to the extent the same result from any gross negligence or willful misconduct of Landlord or any of its agents, employees or contractors. Landlord shall not be liable to Tenant for any damages arising from any act, omission or neglect of any other tenant in the Premises.

                 12.2            Landlord’s Insurance. Landlord shall maintain insurance covering the Premises and Landlord’s ownership and operation thereof in such types and amounts as it deems necessary or desirable, consistent with Institutional Owner Practices, which insurance may include, without limitation, liability, property damage and/or loss of rental income coverage. The premiums for any such insurance shall be included in Operating Expenses. A general summary of the initial insurance coverage to be carried by Landlord is described on Exhibit “F” attached hereto.

                12.3            Tenant’s Insurance Obligations. Tenant agrees that at all times from and after the date Tenant is given access to the Premises for any reason, Tenant shall carry and maintain, at its sole cost and expense, the following types, amounts and forms of insurance:

                                 12.3.1       General Liability Insurance; Automobile Insurance. A broad form comprehensive general liability or commercial general liability policy covering property damage, personal injury, advertising injury and bodily injury, and including blanket contractual liability coverage for obligations under this Lease, covering the Premises in an amount of not less than the amount per occurrence specified in Item 15 of the Basic Lease Provisions, and an automobile insurance policy covering owned, hired and non-owned vehicles used by Tenant or any of the Tenant’s Parties in an amount of not less than the amount per occurrence specified in Item 15 of the Basic Lease Provisions. Such policy shall be in the occurrence form with a per location general aggregate. No deductibles in excess of Five Thousand Dollars ($5,000) per occurrence shall be permitted. Tenant shall pay any deductibles. The amounts of such insurance required hereunder shall be subject to adjustment from time to time as required by Landlord based upon Landlord’s determination consistent with then prevailing

Institutional Owner Practices as to (a) the amounts of such insurance generally required at such time for comparable tenants, premises and buildings in the general geographical location of the Building; (b) as requested by any lender with an interest in the Premises; (c) Tenant’s operations at the Premises; (d) increases in recovered liability claims associated with the Premises which are caused by Tenant’s use; (e) increased claims consciousness by the public; or (f) any combination of the foregoing.

                                 12.3.2       Property Insurance. A policy or policies, including the Boiler and Machinery Perils and the Special Causes of Loss form of coverage (“All Risks”), including vandalism and malicious mischief, theft, sprinkler leakage (including earthquake sprinkler leakage) and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, on an agreed amount basis (no co-insurance requirement), of all of the Tenant’s Personal Property located in the Premises and all Leasehold Improvements and other alterations, additions (including, without limitation, those described under the Landlord’s Work (as defined in the Work Letter) to the Premises installed by or for Tenant or provided to Tenant. Such insurance shall also include business interruption and extra expense coverage for Tenant’s operations and debris removal coverage for removal of property of Tenant and Tenant’s Parties which may be damaged within the Premises. No deductibles in excess of Five Thousand Dollars ($5,000) shall be permitted. Tenant shall pay any deductibles.

                                 12.3.3       Business Interruption Insurance. At all times during the Term of this Lease, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 12.3.2 for a period of not less than twelve (12) months.

                                 12.3.4       Workers’ Compensation Insurance. Workers’ compensation insurance, including employers’ liability coverage, shall comply with applicable California law. Such insurance shall include a waiver of subrogation in favor of Landlord, if available.

                12.4            Evidence of Coverage. All of the policies required to be obtained by Tenant pursuant to Paragraph 12.3 shall be with companies and in form satisfactory to Landlord. Each insurance company providing coverage shall have a current Best’s Rating of “A-XII” or better. Tenant shall add Landlord, BlackRock Realty Advisors, Inc., (“Landlord’s Advisor”), and any management agent from time to time designated by Landlord (“Landlord’s Managing Agent”) and any lender of Landlord as additional insureds (or as the loss payee, as applicable) and shall provide that any coverage to additional insureds shall be primary (such that when any policy issued to Landlord provides duplicate coverage or is similar in coverage, Landlord’s policy will be excess over Tenant’s policies). Tenant shall provide Landlord or Landlord’s Managing Agent, if any, with certificates and copies of endorsements of insurance acceptable to Landlord issued by each of the insurance companies issuing any of the policies required pursuant to the provisions of Paragraph 12.3, and said certificates and endorsements shall provide that the insurance issued thereunder shall not be altered, canceled or non-renewed until after thirty (30) days’ written notice of such pending alteration, cancellation or non-renewal is provided to Landlord. “Claims made” policies shall not be permitted. Evidence of insurance coverage shall be furnished to Landlord prior to Tenant’s possession of the Premises and thereafter not fewer than fifteen (15) days prior to the expiration date of any required policy. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance which are acceptable to Landlord. If Tenant fails to obtain any insurance required hereby or provide evidence thereof to Landlord, Landlord may, but shall not be obligated to, and Tenant hereby appoints Landlord as its agent to, procure such insurance and bill the cost of the insurance plus a ten percent (10%) handling charge to Tenant. Tenant shall pay such costs to Landlord as Rent with the next monthly payment of Base Rent.

                12.5            Waiver of Subrogation. Landlord and Tenant intend that their respective property damage loss risks shall be borne by their respective insurance carriers to the extent of the property damage insurance that each of Landlord and Tenant are required to carry under this Paragraph 12, and in the event of a property loss, subject to Paragraph 11.6, each of Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective property damage insurance carriers to the extent that such property loss is of a type that is covered by the property damage insurance that is required to carry under this Paragraph 12 by Landlord or Tenant, as applicable. Subject to Paragraph 11.6, as long as such waivers of subrogation are reasonably available, each of the parties hereto hereby (a) waives all of its rights and claims against each of the other parties hereto for such losses, and (b) provided such waiver of subrogation shall not affect the right of such party as the insured under its property damage policy (or policies) to recover thereunder, waives all of the rights of subrogation of its property damage insurers. The parties hereto further agree that, so long as no material additional premium is charged therefore, their respective insurance policies are now, or shall be, endorsed such that the foregoing waiver of subrogation shall not affect the right of the insured to recover thereunder.

13.	LANDLORD’S RIGHT OF ACCESS.

                 Tenant shall permit Landlord and its employees and agents, at all reasonable times upon reasonable (not less than 24 hours’) prior notice, and at any time and without notice in case of emergency, (a) to enter into and upon the Premises to inspect them, to protect the Landlord’s interest therein, or to post notices of non-responsibility, (b) to take all necessary materials and equipment into the Premises, and perform necessary work therein, and (c) to perform periodic environmental audits, inspections, investigations, testing and sampling of the Premises, and to review and copy any documents, materials, data, inventories, financial data, notices or correspondence to or from private parties or governmental authorities in connection therewith. No such work shall cause or permit any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, or constitute constructive eviction; provided, however, that Landlord shall, in connection with any entry into the Premises, employ commercially reasonable efforts to minimize any disturbance of Tenant’s conduct of its business from the Premises. Landlord may at any time, place on or about the Premises any ordinary “for sale” and, during the last twelve (12) months of the Term, “for lease” signs. Tenant shall also permit Landlord and its employees and agents, upon request, to enter the Premises or any part thereof, at reasonable times during normal business hours upon reasonable prior notice, to show the Premises to any fee owners, lessors of superior leases, holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, or mortgagees. During the period of twelve (12) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants. In all cases, Landlord shall exercise commercially reasonable efforts (taking into account the circumstances associated with Landlord’s entry and with Tenant’s Agreed Use of the Premises) to minimize any interference with Tenant’s business caused by such entry.

14.	ASSIGNMENT AND SUBLETTING.

                14.1            Landlord’s Consent.

                                 14.1.1            Tenant shall not, either involuntarily or voluntarily or by operation of law or otherwise, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (each a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”), except with the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the parties hereto agree that it shall be reasonable for Landlord to withhold its consent to any proposed Transfer for, without limitation, the following reasons: (a) an Event of Default by Tenant remains outstanding; (b) the Transferee is not willing to assume in writing all of Tenant’s obligations hereunder as are applicable to the space (the “Subject Space”) that is the subject of the proposed Transfer; (c) the Transferee has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (d) the Premises will be used for purposes not permitted under this Lease or for a purpose that is prohibited by any Applicable Laws; (e) any anticipated use of the Premises by any proposed Transferee involves Hazardous Materials Activities, the proposed Transferee has been required by a prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property where the contamination resulted from such party’s acts or omissions, or the proposed Transferee is or has been subject to an enforcement order issued by any governmental agency in connection with any Hazardous Materials Activities; (f) Tenant proposes to assign less than all of its interest in this Lease or to sublet the Premises in units that are unusually small or in configurations that would decrease the utility of other space in the Premises; or (g) the assignee or subtenant requires extensive alterations to the Premises.

                                 14.1.2       Notwithstanding anything to the contrary in this Article 14, Landlord’s consent shall not be required for an assignment of all of Tenant’s interest under this Lease to a Successor (defined below) or to Original Tenant’s corporate parent (if any) (a “Permitted Transfer”), but only on the condition that, (a) any such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease; (b) Tenant shall give Landlord written notice of any such Permitted Transfer at the earliest date reasonably possible, (iii) Original Tenant (and any Successors and/or other assignees) shall remain primarily liable for all of the obligations to be performed by the Tenant under this Lease, and (iv) Tenant’s Successor or corporate parent, as applicable, shall assume all accrued and prospective obligations and liabilities of Tenant under this Lease in a writing reasonably satisfactory to Landlord and there shall be no adverse effect on the creditworthiness of the Tenant under the Lease, such adverse effect to be determined by Landlord in its reasonable discretion. A “Successor” means any entity that acquires in a single transaction or in a series of related transactions (by merger, combination, consolidation, transfer of assets or otherwise) this Lease and all or substantially all of the other property and assets of Original Tenant (or a prior Successor), or with which, or into which Original Tenant (or a prior Successor) is merged, combined, reorganized or consolidated or which acquires Original Tenant (or a prior Successor) or to an affiliate or subsidiary of Tenant and which assumes by written instrument all of Tenant’s liabilities and obligations under this Lease.

                14.2            Fees. With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall, immediately within 30 days of demand therefor, pay to Landlord as Rent hereunder, all of Landlord’s review and processing fees, and costs, as well as any good faith professional, attorneys’, accountants’, engineers’ or other consultants’ fees incurred by Landlord relating to such proposed Transfer; provided, however, that the total amount so reimbursable by Tenant shall not exceed $3,000 in connection with any sublease (i) of less than 50% of the Premises, (ii) pursuant to a form of sublease reasonably acceptable to Landlord, and (iii) which does not involve any Hazardous Material Activities or proposed amendment of this Lease.

                14.3            Intentionally Deleted.

                14.4            Transfer Profits. Subject to the provisions of this Article 14, if Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer profits (defined below). “Transfer Profits” shall mean all rent, additional rent or other material consideration received by Tenant in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred (unless all or a portion of the subject space is subject to different Rent and Additional Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after first deducting the expenses incurred or to be incurred by Tenant for the following (collectively,

“Transfer Costs”): (i) any changes, alterations and improvements to the Premises inconnection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee, (iv) any brokerage commissions incurred by Tenant in connection with the Transfer, (v) good faith attorneys’ fees incurred by Tenant in connection with the Transfer, (vi) any lease takeover costs incurred by Tenant in connection with the Transfer, and (vii) out-of-pocket costs of advertising the space which is the subject of the Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Profits shall be made on a monthly basis as Rent or other consideration is received by Tenant under the Transfer. For purposes of calculating the Transfer Profits on a monthly basis, Tenant’s Transfer Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire Transfer Term (provided, however, at the election of Tenant given within thirty (30) business days following the giving of Landlord’s consent to such Consent Transfer, Tenant may amortize all or any portion of such Transfer Costs over a shorter period or may elect to allocate such Transfer Costs to the earliest portion of such Transfer Term until such Transfer Costs are exhausted). Tenant may amortize all or any portion of such Transfer Costs over a shorter period or may elect to allocate such Transfer Costs to the earliest portion of the term of such Transfer until such Transfer Costs are exhausted). “Transfer Profits” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by the Transferee to Tenant in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (1) services rendered by Tenant to Transferee or (2) assets, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

                14.5            Continuing Tenant Obligations. No subleasing or assignment shall relieve Tenant from liability for payment of all forms of Rent and other charges herein provided or from Tenant’s obligations to keep and be bound by the terms, conditions and covenants of this Lease.

                14.6            Waiver, Default and Consent. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to a Transfer of the Premises or any portion thereof. Subject to the provisions of this Paragraph 14, any attempted Transfer without the Landlord’s prior written consent shall, at Landlord’s election, be null void and of no force or effect and shall constitute a non-curable Event Of Default under this Lease. Consent to any Transfer shall not be deemed a consent to any future Transfer.

                 14.7            Restructuring of Business Organizations. For purposes of this Lease, each of the following shall constitute an assignment which shall be subject to the provisions of this Paragraph 14: (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or a transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter (i) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

                 14.8            Assignment of Sublease Rent. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rents from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application, may collect such rents and apply same toward

Tenant’s obligations under this Lease; provided, however, that until the occurrence of an Event Of Default by Tenant, Tenant shall have the right and license to collect such rents.

                14.9            Assignment in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. 101 et seq., or such similar laws or amendments thereto which may be enacted from time to time (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

                14.10            Assumption of Obligations. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                14.11            Tenant Remedy. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise acted in a manner not permitted under this Paragraph 14, then the sole remedy of Tenant and such proposed transferee if such claim is determined by arbitration pursuant to Section 24.4 of this Lease to be successful shall be a declaratory judgment and an injunction for the relief sought, monetary damages or other monetary relief, but in no event shall Tenant be allowed to terminate this Lease with respect to any such claim. Tenant acknowledges that Tenant’s rights under this Paragraph 14 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

15.	CONDEMNATION.

                15.1            Total Taking. If all or substantially all (75% or more) of the Premises shall be taken or damaged because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of the Premises or portion thereof in avoidance of the exercise of the power of eminent domain (collectively, a “Taking”), and the Taking would prevent or materially interfere with the use of the Premises by Tenant for the Agreed Use for a period in excess of two hundred (200) days, this Lease shall terminate effective when the physical Taking of the Premises shall occur.

                15.2            Partial Taking. If part of the Premises shall be subject to a Taking and this Lease is not terminated as provided in the Paragraph 15.1 above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area of the Premises rendered unusable by Tenant.

                15.3            Condemnation Award. The entire award or compensation for any Taking of the Premises, or any part thereof, or for diminution in value, shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any separate award made to Tenant for loss of business, for relocation purposes, or for the taking of Tenant’s Personal Property.

                15.4            Exclusive Remedy. This Paragraph 15 shall be Tenant’s sole and exclusive remedy in the event of any Taking. Tenant hereby waives the benefits of California Code of Civil Procedure 1265.130 or any other statute granting Tenant specific rights in the event of a Taking which are contrary to the provisions of this Paragraph 15.

16.	SURRENDER AND HOLDING OVER.

                16.1            Surrender. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises in as good condition as when received, reasonable wear and tear excepted, broom clean and free of trash and rubbish, and free from all tenancies or occupancies by any person. Tenant shall remove all of Tenant’s Personal Property from the Premises prior to the expiration or earlier termination of this Lease. Unless otherwise provided in Paragraph 7 or waived by Landlord in writing, prior to the expiration or earlier termination of this Lease, Tenant shall at its sole cost and expense, remove from the Premises all Restoration/Removal Items Improvements; provided, however, at the election of Landlord, all (or such portion as Landlord shall designate) of the Leasehold Improvements shall remain on the Premises at the end of the Term) and Tenant shall completely repair any and all damage to the Premises and the Building resulting from or caused by such removal by Tenant of Tenant’s Personal Property and Restoration/Removal Items.

                16.2            Holding Over. If Landlord agrees in writing that Tenant may hold over after the expiration or earlier termination of this Lease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days’ prior written notice. If Tenant holds over without the express written consent of Landlord, the same shall be a tenancy at sufferance only, which shall be terminable by Landlord at any time, and Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any Claims suffered, caused by or relating to such holdover, including, without limitation, damages and costs related to any successor tenant or occupant of the Premises to whom Landlord could not deliver possession of the Premises when promised. All of the other terms and provisions of this Lease shall be applicable during any holdover period, with or without consent, except that Tenant shall pay to Landlord from time to time upon demand, as Rent for the period of any holdover without Landlord’s consent, an amount equal to two one hundred fifty percent (150%) of the greater of (a) the then applicable Base Rent plus all Additional Rent in effect on the termination date, or (b) the then market rate of Base Rent plus all Additional Rent in effect on the termination date, computed on a daily basis for each day of the holdover period. Except to the extent expressly provided in the first sentence of this Paragraph 16.2, no holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Paragraph 16.2 shall not be construed as Landlord’s consent to any holding over by Tenant.

                16.3            Entry at End of Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

17.	QUIET ENJOYMENT.

Provided that Tenant performs all of its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the all of the terms and provisions of this Lease, any ground lease, any mortgage or deed of trust now or hereafter encumbering the Premises, and all matters of record.

18.	EVENTS OF DEFAULT.

The occurrence of any of the following events shall be deemed to shall constitute a material default and breach of this Lease by Tenant (an “Event Of Default”):

                18.1            Failure to Pay Rent. Tenant shall fail to pay any installment of the Rent herein reserved or any other payment or reimbursement to Landlord required herein within three (3) days after notice that the same is due.

                18.2            Insolvency. Tenant or any guarantor of Tenant’s obligations hereunder (if any) shall generally not pay its debts as they become due or shall admit in writing the inability to pay its debts or shall make a general assignment for the benefit of creditors.

                18.3            Appointment of Receiver. A receiver or trustee (or similar official) shall be appointed for all or substantially all of the assets of Tenant, if such appointment is not discharged and terminated within 45 days of appointment.

                18.4            Bankruptcy. The filing of any voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of 75 days.

                18.5            Attachment. The attachment, execution or other judicial seizure or non-judicial seizure of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of (30) days after the levy thereof.

                18.6            Vacation of Premises. Tenant shall (a) abandon the Premises, whether or not Tenant is in default of the Rent or other charges due under this Lease; or (b) vacate all or a substantial portion of the Premises during a period when a monetary Event of Default remains outstanding.

                18.7            Certificates. Tenant shall fail to deliver to Landlord any subordination agreement within the time limit prescribed in Paragraph 21 below, or a Certificate of Occupancy (defined below), all financial statements or an estoppel certificate within the time limits prescribed in Paragraph 22.7 below.

                 18.8            Failure to Discharge Liens. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 8 hereof.

                 18.9            False Financial Statement. Landlord discovers that any financial statement given to Landlord by Tenant, any assignee, subtenant or successor in interest of Tenant, or any of them, was knowingly materially false when given to Landlord.

                18.10            Failure to Comply with Lease Terms. Tenant shall fail to comply with any other term, provision or covenant of this Lease, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, that if the nature of such default is such that it is curable but cannot reasonably be cured within such thirty (30) day period, no Event of Default by Tenant shall exist if Tenant commences the curing of such default within the first fifteen (15) days of such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                18.11            Assignment or Subletting without Consent. Any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained.

                 18.12            Any HazMat Amendment Event of Default or any Environmental Event of Default.

The notice periods described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

19.	LANDLORD’S REMEDIES.

Upon the occurrence of any Event Of Default, Landlord may, at its option without further notice or demand and in addition to any other rights and remedies hereunder or at law or in equity, do any or all of the following:

                19.1            Termination. Terminate Tenant’s right to possession of the Premises by any lawful means upon at least 3 days’ written notice (which notice may be satisfied by any notice which may be given by Landlord pursuant to Paragraph 18, if applicable), in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any rights and remedies Landlord may have at law or in equity, Landlord shall have the following rights:

                                 19.1.1           Re-enter the Premises by legal process then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant’s default or of such termination, and Tenant shall have no further claim hereunder.

                                 19.1.2      Recover all damages incurred by Landlord by reason of the default, including without limitation (i) the worth at the time of the award of the payments owed by Tenant to Landlord under this Lease that were earned but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (vi) any other amount, including without limitation attorneys’ fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. “The worth at the time of the award,” as used in clauses (i) and (ii) of this Paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the lesser of the “prime” or “base” interest rate publicly announced by a nationally recognized bank selected by Landlord as the interest rate then being offered to its commercial borrowers plus five percent (5%), or the highest interest rate permitted by law (“Default Rate”). “The worth at the time of the award,” as referred to in clause (iii) of this Paragraph, is to be determined by discounting such amount, as of the time of award, at the discount rate of the San Francisco Federal Reserve Bank, plus 1%.

                                 19.1.3      Remove, at Tenant’s sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord’s demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord’s removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys’ fees.

                19.2            Continuation of Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord’s election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations). If Landlord relets the Premises or any portion thereof, any rent collected shall be applied against amounts due from Tenant. Tenant shall have no right to collect any such rent or other proceeds. Landlord’s re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant’s interest therein, a termination of this Lease or a waiver or release of Tenant’s obligations hereunder.

                19.3            Intentionally Omitted.

                19.4            Late Charge. Charge late charges as provided in Paragraph 2.7.

                19.5            Interest. Charge interest on any amount not paid within 10 days after the date in which such payment is due as provided in Paragraph 22.2. Interest shall accrue from the date funds are first due.

                19.6            Attorneys’ Fees. Collect, upon demand, all reasonable attorneys’ fees and expenses incurred by Landlord in enforcing its rights and remedies hereunder.

                19.7            Injunction. Intentionally Omitted.

                19.8            Intentionally Omitted

                19.9            Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money when due hereunder, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, then, in addition to and without prejudice to any other right or remedy of Landlord (including, without limitation, any right or remedy provided under Paragraph 6), Landlord may cure the same at the expense of Tenant (i) immediately and without notice in the case (a) of emergency or (b) where such default will result in the violation of any Applicable Law or the cancellation of any insurance policy maintained by Landlord and (ii) in any other case if such default continues for ten (10) business days from the receipt by Tenant of notice of such default from Landlord. Any sums so paid by Landlord and all incidental costs, together with interest thereon at the Default Rate from the date of such payment, shall be payable to Landlord as Rent immediately upon demand, and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

                19.10            Inducement Recapture. The performance by Landlord of any agreement, concession or grant for “free rent,”Rent abatement, a “credit fund” to be applied against Rent otherwise payable hereunder or any grant or payment by Landlord to or for the benefit of Tenant of any cash or other bonus, or other payment or inducement or any assumption of obligations by Landlord to or for the benefit of Tenant given or granted to or for the benefit of Tenant as consideration for execution and delivery of this Lease by Tenant (all such agreements, concessions, grants, payments and assumptions are collectively referred to herein as “Tenant Inducements”) shall be continuously conditional upon Tenant’s full and complete performance of its obligations under this Lease, as this Lease may be amended or extended. Effective immediately upon the occurrence of an Event Of Default (i) any provision of this Lease providing for performance of a Tenant Inducement shall be automatically deemed terminated and of no further force or effect and (ii) any Tenant Inducement previously granted, issued, paid or given to or for the benefit of Tenant shall be immediately due and payable by Tenant to Landlord as Rent hereunder.

                19.11            Intentionally Omitted.

                19.12            No Waiver. Nothing in this Paragraph 19 shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to the Premises to Landlord or to Landlord’s agent or any employee thereof shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated.

                19.13            Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall, if and to the extent permitted by law, be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

20.	LANDLORD DEFAULT; TENANT’S REMEDIES.

                20.1            Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying in detail the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions.

                20.2            Tenant’s Remedies. Subject to Paragraph 5.3, in the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

                20.3            Non-Recourse. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (i) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or (ii) any matter relating to Tenant’s occupancy of the Premises (collectively, “Landlord’s Lease Undertakings”) shall be limited to solely an amount equal to Landlord’s interest in the Premises, provided however, Tenant shall have recourse to any available insurance proceeds or construction or equipment warranties and to any future rents, issues and profits after the date that Landlord is deemed to have breached Landlord’s Lease Undertakings; (b) Tenant shall have no recourse against any other assets of Landlord or its officers, directors or shareholders; (c) except to the extent of Landlord’s interest in the Premises (to the extent provided in clause ii), above), no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Landlord’s Advisor, or Landlord’s Managing Agent, or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives, and (d) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential or punitive damage as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.

                20.4            Sale of Premises. In the event of any sale or transfer of the Premises (and provided that any unapplied portion of the security deposit held by the seller, transferor or assignor (collectively, “Seller”) is delivered or credited to the purchaser, transferee or assignee (collectively, “Purchaser”)), the Seller shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter to be performed and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the Seller and the Purchaser on any such sale, transfer or assignment that such Purchaser has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

                20.5            Waiver. Notwithstanding anything to the contrary contained herein, any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived unless such claim is asserted by timely written notice thereof to Landlord within and unless suit be brought thereon within eighteen (18) months subsequent to the accrual of such cause of action.

21.	MORTGAGES.

                21.1            This Lease and all of Tenant’s rights hereunder shall be subject and subordinate at all times to any deed of trust, mortgage or ground lease which may now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, “Security Documents”). Subject to the terms of this Paragraph 21.1, such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. If any such Security Document is foreclosed or terminated, as applicable, at the election of Landlord’s successor in interest, Tenant agrees, for the benefit of such successor in interest, to attorn to such successor in interest and become its tenant on the terms and conditions of this Lease for the remainder of the Term, and if required, to enter into a new lease with such successor in interest in the form of this Lease; provided, however, that Tenant’s agreement hereunder to (a) subordinate its interest hereunder to the lien of any Security Document first becoming effective after the Effective Date (a “Future Security Document”) and (B) to attorn to and recognize as the landlord hereunder, the Holder of such Future Security Document is conditioned upon the delivery to Tenant of a subordination, non-disturbance, and attornment agreement (each, an “SNDAA”) in favor Tenant from the Holder of any such Future Security Document (on each such Holder’s standard form of SNDAA (or in any other commercially reasonable form)). Landlord shall have the right to subordinate or cause to be subordinated any such Security Document to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Premises by reason of any termination or foreclosure of any Security Document, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant’s agreement to attorn shall survive the termination of this Lease. At the request of Landlord, the holder (“Holder”) of any Security Document, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or SNDAA that Landlord or such Holder may request. In addition, at the request of Landlord or any Holder of any Security Document, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument that Landlord or such holder may request to make this Lease superior to such Security Document. Tenant’s failure to execute each instrument, release or document within fifteen (15) business days after written demand shall constitute an default by Tenant hereunder, and following expiration of the applicable notice and cure period, shall be deemed an Event of Default hereunder.

                 21.2            Tenant agrees to give each Holder of any Security Document, in a manner required under Paragraph 22.21, below, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter, a “Notified Party”).

22.	GENERAL PROVISIONS.

                22.1            Singular and Plural. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                22.2            Interest on Past-Due Obligations. Except as expressly herein provided to the contrary, any amount due to Landlord not paid when due shall bear interest at the Default Rate from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                22.3            Time of Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

                22.4            Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

                22.5            Choice of Law. This Lease shall be governed by the laws of the State of California applicable to contracts made and to be performed in such state without regard to its choice of laws rules and/or principles.

                22.6            Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                22.7            Certificates.

                                 22.7.1      Tenant agrees from time to time within fifteen (15) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, (a) a “Certificate of Occupancy” (or reasonable equivalent thereof of the type commonly received in the Market) for work performed by Tenant or Tenant’s Parties in the Premises, and (b) annual financial statements for each of the previous three (3) fiscal years of Tenant.

                                 22.7.2      Upon not less than fifteen (15) business days prior written notice from either party (the “Requesting Party”) the other party (the “Responding Party”) shall execute, acknowledge and deliver to the Requesting Party an estoppel certificate (the “Estoppel Certificate”) certifying as to those facts for which certification has been requested by Requesting Party (or any current or prospective purchaser, holder of any mortgages or deed of trust, ground lessor or master lessor), including, but without limitation, (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which Rent has been paid, (iii) the unexpired Term of this Lease and (iv)  such other matters pertaining to this Lease as may reasonably be requested (including any provisions customarily required by any holder of a mortgage or deed of trust or ground lessor including, without limitation, an agreement on the part of Tenant to furnish to such holder or ground lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such holder or ground lessor to cure such default prior to Tenant being able to terminate this Lease), but in no event will either party hereto be obligated to execute any document which reduces its rights or expands it duties hereunder. Notwithstanding the foregoing, Tenant can only be a Requesting Party hereunder in connection with a corporate financing transaction or a merger or sale of all or substantially all of Tenant’s assets, or for any other reasonable business purpose. At Landlord’s option, Tenant’s failure to timely deliver such certificate shall be an Event Of Default by Tenant, without further notice to Tenant, or it shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s rent has been paid in advance. Tenant acknowledges and agrees that any certificate (including, but not limited to any Estoppel Certificate) delivered pursuant to this Paragraph 22.7 may be relied upon by any prospective purchaser of the fee of the Building or the Premises or any holder of any mortgage or deed of trust, any ground lessor or any other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Premises who is named in the Estoppel Certificate.

                                 22.7.3       Within ten (10) business days after written request from Landlord (so long as Landlord has a reasonable basis for requesting such information based upon Tenant’s financial condition), Tenant shall deliver to Landlord current financial statements prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), or with copies of Tenant’s publicly released financial statements in the event Tenant is a publicly traded company, as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of tenant; provided that Lessee shall not be required to provide any information that would constitute a violation of the rules and regulations of the Securities Exchange Commission.

                                 22.7.4      In the event that Tenant is a corporation, limited liability partnership, or limited liability company, Tenant shall, without charge to Landlord, at any time and from time to time within ten (10) business days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Premises, the following instruments and documents:

                                                (a)      Certificate of Good Standing in the state of incorporation or organization of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date;

                                                (b)      A certified copy of Tenant’s articles of incorporation and bylaws; Tenant’s partnership agreement; Tenant’s operating agreement, or the equivalent thereof, and any amendments or modifications thereto.

                22.8            Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed and dated by both parties hereto.

                22.9            Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto, and supersedes all prior agreements or understandings. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

                22.10            Waivers. The waiver by Landlord of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may arise between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

                22.11            Attorneys’ Fees. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

                22.12            Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger. Such event shall, at the option of Landlord, either terminate all or any existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

                22.13            Survival of Obligations. Paragraphs 2, 3.2, 4.2, 5.2, 8, 12.1, 12.5, 15.3, 16, 19, 20 and 22 and all obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

                22.14            Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                22.15            Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. As between Landlord and Tenant, Tenant assumes all responsibility for the protection of Tenant, Tenants’ Parties and the Tenant’s Personal Property from acts of third parties.

                22.16            Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably and materially interfere with Tenant’s use of the Premises for the Agreed Use.

                22.17            Multiple Parties. If more than one person or entity is named as Tenant herein, the obligations of Tenant hereunder shall be the joint and several responsibility of all persons or entities so named and the signature or verbal agreement (as appropriate) of any one of such persons or entities shall be sufficient to bind all such persons or entities to any consent, waiver, approval, estoppel, statement, amendment to this Lease or other agreement relating to this Lease.

                22.18            No Third Party Beneficiaries. This Lease is not intended by either party to confer any benefit on any third party, including without limitations any broker, finder, or brokerage firm.

                22.19            Effective Date/Nonbinding Offer. The submission of this Lease to Tenant or its Broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (i) it is executed and delivered by Tenant to Landlord and (ii) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein, and in consideration of the time and expense incurred by Landlord in preparing this Lease and reviewing Tenant’s credit, Tenant agrees (and has agreed that) such offer shall be irrevocable for twenty (20) business days following the date on which Tenant shall deliver to Landlord an executed counterpart of this Lease.

                22.20            Notices. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by one party to the other shall be deemed to be complied with when and if the following steps are taken:

                                 22.20.1      All Rent and other payments required to be made hereunder shall be payable to the applicable party hereto as follows: to Landlord at the address set forth in Item 2 of the Basic Lease Provisions, and to Tenant at the Premises, or at such other addresses as the parties may have hereafter specified by written notice. All obligations to pay Rent and/or any other amounts under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by the respective party.

                                 22.20.2      Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) upon personal delivery; (ii) upon confirmation of delivery by Federal Express or other reputable overnight delivery service; or (iii) upon written or printed confirmation of delivery by telegraph, telecopy or other electronic written transmission device; correctly addressed to the parties hereto as follows: if to Tenant before the Commencement Date, then at the address specified in Item 3 of the Basic Lease Provisions; if to Tenant after the Commencement Date, then at the Premises; and if to Landlord, then at the address specified in Item 2 of the Basic Lease Provisions; or at such other address as the recipient may theretofore have specified by written notice.

                                 22.20.3       Notwithstanding any provision of this Lease to the contrary, in the case where California statutory law requires that any notice, notice to quit or pay rent, summons or complaint (or any other form of writing required in connection with the assertion of rights against Tenant, the enforcement of Tenant’s obligations under this Lease or the termination of Tenant’s rights hereunder) (collectively, “Statutory Written Notices or Complaints”), Landlord shall only be required to serve such Statutory Written Notice or Complaint to the Tenant at the Property. Such service shall not be deemed complete until Landlord provides written notice with respect to the Statutory Written Notice or Complaint to the other parties of Tenant in Item 3 of the Basic Lease Provisions pursuant to the provisions of this Section 22.20.

                22.21            Water, Oil and Mineral Rights. Landlord reserves all right, title or interest in water, oil, gas or other hydrocarbons, other mineral rights and air and development rights, together with the sole and exclusive right of Landlord to sell, lease, assign or otherwise transfer the same, but without any right of Landlord or any such transferee to enter upon the Premises during the Term except as otherwise provided herein.

                22.22            Confidentiality. Subject to Applicable Laws, Tenant agrees to keep the Lease and its terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker; provided, however, Tenant may provide a copy of this Lease to its attorneys, accountants and bankers, and to a non-party solely in conjunction with Tenant’s reasonable and good faith effort to secure an assignee or sublessee for the Premises.

                22.23            Broker’s Fees. Landlord shall compensate the Brokers identified in Item 16 of the Basic Lease Provisions by separate agreement. Tenant and Landlord each represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokerage firm specified in Item 16 of the Basic Lease Provisions, if any, and each party shall indemnify, defend, protect and hold the other harmless from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

                22.24            Remedies Cumulative. All rights, privileges and remedies of the parties are cumulative and not alternative or exclusive to the extent permitted by law, except as otherwise provided herein.

                22.25            Return of Check. If Tenant’s check, given to Landlord in payment of any sum, is returned by the bank for non-payment, Tenant shall pay to Landlord immediately on demand, as Rent, all expenses incurred by Landlord as a result thereof.

                22.26            No Recordation of Lease. Neither this Lease nor any memorandum hereof may be recorded.

                22.27            Authority. If Tenant is a corporation, partnership, limited liability company or other similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease. Tenant shall, within thirty (30) days following execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

                22.28            Interpretation. This Lease shall be construed according to its terms without regard to which party, or which party’s attorneys, prepared its form.

                22.29            Intentionally Omitted.

                22.30            Waiver of Right to Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”.

                 22.31          Delays. If either party is delayed in the performance of any covenant of this Lease (excluding Tenant’s obligation to pay Rent) because of any Force Majeure Causes, then that performance of that covenant shall be excused for the period of the delay. Force Majeure Causes shall not affect Tenant’s obligation to pay Rent or the length of the Term. As used herein, the term “Force Majeure Causes”) shall mean and include: acts of the other party, action of the elements, war, riot, labor disputes (excluding disputes with such party’s or its agent’s own employees), inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing.

                22.32            Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

                22.33            Net Lease. Except as expressly provided otherwise provided herein, Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, and the obligations of Tenant shall not be affected by reason of damage or destruction of the Premises from whatever cause (except as provided for in Article 11 hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings except as provided in Article 15 hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary.

23.	LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

                23.1            the sole and exclusive remedy shall be against Landlord and Landlord's assets as specified in Paragraph 20.3 hereof;

                23.2           no partner, shareholder, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent shall be sued or named as party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

                23.3           no service of process shall be made against any partner, shareholder, director, or officer of Landlord (except as may be necessary to secure jurisdiction of Landlord), Landlord’s Advisor or Landlord’s Managing Agent;

                23.4           no partner, shareholder, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent shall be required to answer or otherwise plead to any service of process;

                23.5           no judgment will be taken against any partner, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent;

                23.6           any judgment taken against any partner, shareholder, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent may be vacated and set aside at any time without hearing;

                23.7           no writ of execution will ever be levied against the assets of any partner, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent; and

                23.8           these covenants and agreements are enforceable by Landlord, Landlord’s Advisor and Landlord’s Managing Agent and any partner, shareholder, director, or officer of Landlord, Landlord’s Advisor or Landlord’s Managing Agent.

24.	MISCELLANEOUS LANDLORD PROVISIONS.

                24.1            OFAC. Tenant shall not knowingly permit the Premises, or any portion thereof, to be used or occupied by or for the benefit of any person or entity that the Office of Foreign Assets Control of the United States Department of The Treasury has, as of the date Tenant permits such use or occupancy, listed on its list of Specially Designated Nationals and Blocked Persons (or is listed on any replacement or similar list in the future). Landlord shall comply with its obligations under any Applicable Law with respect to the use or occupancy of the Building, or any portion thereof, by or for the benefit of any person or entity that the Office of Foreign Assets Control of the United States Department of The Treasury has listed on its list of Specially Designated Nationals and Blocked Persons (or is listed on any replacement or similar list in the future).

                24.2            REIT. Tenant hereby represents and warrants that it is not a related party within the meaning of Section 856(d) (2) (B) of the Internal Revenue Code 1986, as amended, including without limitation any regulations or interpretation with respect thereto (collectively, the “Code”) with respect to the Landlord. Tenant also agrees it shall reasonably cooperate with Landlord to amend the lease to reclassify any Rent received hereunder, if such Rent is received for any impermissible tenant services income as defined in Code Section 856(d)(2)(C) and Code Section 856(d)(7).

                24.3            Compliance With Recorded Documents. Tenant hereby represents and warrants that it is not a tax exempt entity and it is not partially or wholly exempt from the payment of real or personal property taxes. Tenant hereby acknowledges that certain Declaration of Covenants, Conditions and Restrictions for Sierra Business Park have been recorded against the property where the Premises are located as document No. 2004-0599434, Real Property Records of San Bernardino County, California (“CC&R’s”) and that the terms of this Lease are expressly subject to the provisions of the CC&R’s. Tenant’s failure to comply with the terms of the CC&R’s shall be an Event of Default hereunder. Pursuant to the CC&R’s, certain assessments are made against the Property and such assessments shall be charged back to Tenant as a portion of Operating Expenses pursuant to the provisions of this Lease. Tenant also acknowledges that pursuant to the CC&R’s, the Premises are subject to an architectural review committee and that Tenant shall be responsible for insuring that the Premises are in compliance with the guidelines mandated by such architectural review committee.

                24.4            Arbitration

                                                (a)      The submittal of all matters to arbitration in accordance with the provisions of this Paragraph 24.4 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under Paragraph 2.4.5 or Paragraph 14 of this Lease (the “Arbitration Matters”) except for (i) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises; and/or (ii) any action by Landlord or Tenant for equitable relief and/or specific performance, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to Applicable Law. As to the Arbitration Matters, the parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Paragraph 24.4 and all attempts to circumvent the provisions of this Paragraph 24.4 shall be absolutely null and void and of no force or effect whatsoever.

                                                (b)      Any dispute to be arbitrated pursuant to the provisions of this Paragraph 24.4 shall be determined by binding arbitration before a real estate lawyer with significant experience in the area of office leases (the “Arbitrator”) under the auspices of the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect. Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to AAA. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on any Arbitrator that is listed as an active Arbitrator (but not any lawyer who is then representing, or has previously represented within the immediately preceding five (5) year period, either party). If they are unable to promptly agree, AAA will provide a list of three available Arbitrators qualified as provided herein and each party may strike one. The remaining attorney (or if there are two, the one selected by AAA) will serve as the Arbitrator.

                                                (c)      The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The arbitration shall be conducted in Fontana, California. Any party may be represented by counsel or other authorized representative. In rendering an award, the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and provisions of this Lease. The Arbitrator’s award shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The award must be based on, and accompanied by, a written statement of award explaining the factual and legal basis for the award as to each of the principal controverted issues. The award shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:	TENANT:

GRANITE SIERRA PARK LP,	LIFETIME BRANDS, INC.
a Delaware limited partnership	a Delaware corporation

By: Granite CA Holding LLC,	By: /s/ Ronald Shiftan
a Delaware liability company	Name: Ronald Shiftan
Its: Vice-Chairman and Chief Operating Officer
By:	BlackRock Granite Property Fund, L.P., a Delaware limited partnership

By:	BlackRock Granite Property Fund, LLC, a Delaware limited liability company

By:	BlackRock Granite Property Fund, Inc., a Maryland corporation

By: /s/ Christopher Silva Name: Christopher Silva Title: Vice-President

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